ASSET PURCHASE AGREEMENT

By and Between

C&S Wholesale Grocers, Inc. (“Purchaser”)

and

The Penn Traffic Company and Big M Supermarkets, Inc.

(together, the “Seller Companies”)

December 17, 2008

Execution Version

TABLE OF CONTENTS

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is made as of December 17, 2008, by and between C&S Wholesale Grocers, Inc., a Vermont corporation having an address at 7 Corporate Drive, Keene, NH 03431 (“Purchaser”), and The Penn Traffic Company, a Delaware corporation having an address at 1200 State Fair Boulevard, Syracuse, NY 13221 (“Seller”) and Big M Supermarkets, Inc., a New York corporation and wholly-owned subsidiary of Seller having an address at 1200 State Fair Boulevard, Syracuse, NY 13221 (“Big M”, and together with the Seller, the “Seller Companies”).

WITNESSETH:

WHEREAS, the Seller Companies are engaged in the retail and wholesale grocery business;

WHEREAS, with regard to its retail grocery business (the “Retail Business”), the Seller Companies currently own, operate and distribute groceries and other merchandise to approximately 93 supermarkets under the banners of “P&C,” “Bi-Lo,” and “Quality” in the States of New Hampshire, New York, Pennsylvania and Vermont (together with any new stores owned and operated by the Seller Companies or any of their Affiliates, the “Corporate Stores”);

WHEREAS, with regard to its wholesale grocery business (excluding the businesses associated with the Customer Sandwich Leases and the Facilities, and the assets used in providing and services to be provided under the Transition Services Agreement and the 3PL Agreement, the “Wholesale Business”), the Seller Companies currently distribute groceries and other merchandise to approximately 162 independently-owned supermarkets in the States of New York, Ohio and Pennsylvania (the “Wholesale Stores,” with the owners/operators of such Wholesale Stores being the “Wholesale Customers”);

WHEREAS, Purchaser currently supplies general merchandise and health and beauty care products (“GM/HBC”) to the Seller Companies for their Corporate Stores and the Wholesale Stores (the Corporate Stores and the Wholesale Stores are, together, the “Stores”) pursuant to that certain Supply Agreement dated January 24, 2007, by and between Purchaser and Seller (the “GM/HBC Agreement”);

WHEREAS, Purchaser procured produce for Seller for the Stores pursuant to that certain Penn Traffic Company Supply Agreement dated January 29, 2008, by and between Purchaser and Seller (the “Produce Agreement”);

WHEREAS, Purchaser and Seller have amended and restated the Produce Agreement pursuant to that certain Amended and Restated Penn Traffic Company Supply Agreement dated September 10, 2008, an executed copy of which is attached hereto as Exhibit A (the “Restated Supply Agreement”), whereby Purchaser began procuring additional categories of groceries and merchandise for Seller effective on or about October 12, 2008;

WHEREAS, in connection with the Restated Supply Agreement, Purchaser and Seller have entered into that certain Inventory Agreement dated as of September 10, 2008, an executed copy of which is attached hereto as Exhibit B (the “Inventory Agreement”), whereby Purchaser purchased groceries and other merchandise inventory in the Facilities from Seller on or about October 12, 2008;

WHEREAS, the Seller Companies currently distribute groceries and other merchandise to the Stores (with the exception of GM/HBC, which is supplied by Purchaser as described above) from its leased warehouse facilities located in Syracuse, New York and Dubois, Pennsylvania (the “Facilities”);

WHEREAS, pursuant to that certain Memorandum of Understanding dated as of August 26, 2008, by and between Seller and Purchaser (the “MOU”), the parties have negotiated in good faith and at arm’s-length with regard to, among other things, Purchaser’s acquisition of substantially all of the assets owned by the Seller relating to the Wholesale Business (including, without limitation, the Customer Agreements), on the terms and conditions set forth in this Agreement;

WHEREAS, at or prior to the Closing, the Seller Companies and Purchaser will enter into various related agreements contemplated in the MOU and/or herein, including, but not limited to, the following agreements (collectively with the Inventory Agreement,  “the Related Agreements,” and, individually, a “Related Agreement”):  (i) a transition services agreement in substantially the form attached hereto as Exhibit C (the “Transition Services Agreement”), whereby the Seller Companies will provide certain retail support, accounting, administrative and other transition services to or for the benefit of Purchaser following the Closing with regard to  the Wholesale Customers, any New Customers and the Wholesale Business, (ii) a third party logistics agreement in substantially the form attached hereto as Exhibit D (the “3PL Agreement”), whereby Seller will perform certain warehouse and distribution services to or for the benefit of Purchaser following the Closing with regard to the Wholesale Customers, any New Customers and the Wholesale Business, (iii)  an amendment to the GM/HBC Agreement in substantially the form attached hereto as Exhibit E (the “GM/HBC Amendment”), whereby Purchaser will reduce the purchase volumes in the GM/HBC Agreement associated with the reduced volume surcharge in order to account for the Seller Companies’ sale of the Wholesale Business, (iv) an assignment of intellectual property in substantially the form attached hereto as Exhibit F (the “IP Assignment”), whereby the Seller Companies will assign certain of their intellectual property rights and registrations to Purchaser with regard to the Wholesale Business, (v) a non-exclusive license of intellectual property in substantially the form attached hereto as Exhibit G (the “IP License”), whereby Purchaser will grant to Seller a non-exclusive license to use the rights and registrations associated with the tradename “Bi-Lo” following the Closing in connection with Seller’s Corporate Stores currently using such tradename, and (vi) the first amendment to the Restated Supply Agreement substantially in the form attached hereto as Exhibit K (the “First Amendment”, and the Restated Supply Agreement as amended by the First Amendment, the “Supply Agreement Amendment”); and

Execution Version

NOW THEREFORE, in consideration of the mutual covenants, agreements and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINED TERMS; ACQUIRED ASSETS; EXCLUDED ASSETS

Section 1.1 Defined Terms; Recitals.  Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings assigned to them in ARTICLE XII of this Agreement.  The WHEREAS clauses set forth above are incorporated herein by reference.

Section 1.2 Acquired Assets.  On the terms and subject to the conditions set forth in this Agreement, at the Closing (except as otherwise provided below), the Seller Companies shall sell, convey, assign, transfer and deliver to Purchaser and Purchaser shall purchase, acquire and accept from the Seller Companies, free and clear of any and all Liens, other than Permitted Liens, all of the Seller Companies’ right, title and interest in and to the following assets (collectively, the “Acquired Assets”):

a)	Assumed Contracts. All Assumed Contracts, if any, set forth on Schedule 1.2(a) attached hereto.

b)
Equipment.  All tangible personal property or other equipment set forth on Schedule 1.2(b) attached hereto (the “Equipment”), including but not limited to, desks, chairs and other furnishings, computers, telxon units at the Wholesale Stores, cell phones and titled vehicles.

c)
Files and Records.  At the Employee Closing, all files and personnel records for the Hired Wholesale Employees, and at the Closing, all other documents, papers, computer files, data, customer and supplier lists (including the Wholesale Customer List), cost and pricing information, business plans, quality control records and manuals, blueprints, research and development files, and books and business records of the Seller Companies in any media exclusively or primarily relating to the Acquired Assets, the Wholesale Customers or the Wholesale Business, other than the Retained Information (the “Files and Records”).

d)	Warranties. All manufacturers’ warranties relating to the Equipment and all claims under such warranties arising after the Closing (the “Warranties”).

e)	Goodwill. All goodwill in or arising from the Acquired Assets and the operations of the Wholesale Business (the “Goodwill”).

Execution Version

f)	Intellectual Property. All Intellectual Property, including, but not limited to, the Intellectual Property set forth on Schedule 1.2(f) attached hereto.

g)
Agreements with Wholesale Customers.  The Customer Agreements, including, but not limited to, (i) the Customer Supply Agreements, (ii) the Customer License Agreements, (iii) the Customer Security Agreements, (iv) the Customer UCC Filings, (v) the Customer Guarantees, (vi) the Customer Notes, and (vii) the Customer ROFR Agreements, and any documents and files relating to the Wholesale Customers, other than the Retained Information.

h)
Accounts Receivable.  All Accounts Receivable with regard to the Wholesale Business as of the Closing; an interim outstanding balance of the Accounts Receivable, calculated using the agreed-upon discounting methodology, is set forth on Schedule 1.2(h) attached hereto (the “Interim AR Balance”).

i)	Other Seller Assets. All other tangible and intangible assets of Seller that are specifically enumerated as Acquired Assets on Schedule 1.2(i) attached hereto.

Section 1.3 Excluded Assets.  Notwithstanding anything to the contrary herein, the Acquired Assets shall not include any of the following (collectively, the “Excluded Assets”):

a)	Retail Business. All tangible and intangible assets of the Seller Companies relating to the Retail Business, including, but not limited to, the Corporate Stores.

b)	The Facilities. All tangible and intangible assets the Seller Companies relating to the Facilities, including, but not limited to, any leaseholds and/or leasehold improvements related thereto.

c)
Seller’s Leases and Subleases.  All leases, subleases, licenses and all other real estate interests held by the Seller Companies relating to or used in connection with its Wholesale Customers, including, but not limited to, those leasehold and real estate interests set forth on Schedule 1.3(c) attached hereto (the “Customer Sandwich Leases”).

d)	Cash. All Cash.

e)	Bank Accounts, Insurance Policies. All bank accounts and insurance policies of the Seller Companies.

f)	Employee Benefit Plans. Each and every employee benefit plan and any and all assets and related trusts thereof.

Execution Version

g)
Seller’s Corporate Records. The corporate seal, minute books, charter documents, and corporate stock record books of the Seller Companies, and such other books and records as pertain to the organization, existence, or share capitalization of the Seller Companies, the Retained Information, and duplicate copies of such records included in the Acquired Assets as are necessary to enable the Seller Companies to file their tax returns and reports or as are otherwise required to be retained by the Seller Companies under applicable law.

h)
Rights under this Agreement and the Related Agreements.  The Seller Companies’ rights arising out of or relating to this Agreement, the Related Agreements, or the transactions contemplated hereby and thereby.

i)
Excluded Warranties and Other Claims.  All causes of action, claims, demands, rights and privileges against third parties or portions thereof that arose on or prior to the Closing, including but not limited to, all warranties other than the Warranties and excluding the Accounts Receivable included in the Final AR Balance.

j)
Certain Tax Refunds and Credits.  Any refund or credit of Taxes of the Seller Companies for any Tax periods.  For the avoidance of doubt, a refund or credit of real property taxes, personal property taxes, similar ad valorem taxes, or other taxes of a similar nature attributable to the Acquired Assets arising with respect to a period beginning after the Closing Date (or, on a proportional basis, with respect to a period that begins before the Closing Date but ends after the Closing Date) shall be an Acquired Asset.

k)
Other Excluded Assets.  Any other asset of the Seller Companies that is not an Acquired Asset, including but not limited to, assets of the Retail Business, the assets used in providing the Transition Services and services to be provided by the Seller Companies under the 3PL Agreement, and those assets specifically enumerated as Excluded Assets on Schedule 1.3(k) attached hereto.

ARTICLE II

ASSUMED LIABILITIES; EXCLUDED LIABILITIES

Section 2.1 Liabilities to be Assumed at Closing.  Subject to all other terms and conditions of this Agreement, Purchaser shall assume, and from and after the Closing, Purchaser shall perform, discharge and pay as and when due the following liabilities (the “Assumed Liabilities”):

a)	Assumed Contracts. All of the Seller Companies’ Liabilities under each of the Assumed Contracts arising or relating to events that occur on or after the Closing Date.

Execution Version

b)	Customer Agreements. All of Seller Companies’ Liabilities under each of the Customer Agreements arising or relating to events that occur on or after the Closing Date.

c)	Operating Liabilities. All Liabilities with respect to the operation or ownership of an Acquired Asset arising or relating to events that occur on or after the Closing Date.

d)
Assumed Credits.  Any Liabilities associated with any credits due from the Wholesale Business to Wholesale Customers, or otherwise allocable to the operations of the Wholesale Business, resulting from the period or relating to events that occur on or after the Closing Date.

e)
Prepaid Trip Expense.  All Liabilities associated with any and all sums collected by the Seller Companies from its Wholesale Customers prior to Closing designated as a private label surcharge or otherwise collected as monies to be used for the Trip (the “Trip Expense”), as set forth on Section 4.17 of the Seller Disclosure Schedule attached hereto. The dollar amount of the Trip Expense set forth on Section 4.17 of the Seller Disclosure Schedule will be updated as of the Closing Date.

f)
Money Order Deposits.  All Liabilities associated with any and all money order deposits held by the Seller Companies prior to Closing from its Wholesale Customers unrelated to the Customer Sandwich Leases (the “Money Order Deposits”), as set forth on Schedule 2.1(f) attached hereto. The dollar amount of the Money Order Deposits set forth on Schedule 2.1(f) will be updated as of the Closing Date.

g)
Purchase Rebates.  All Liabilities associated with any and all annual purchase rebates accrued by the Seller Companies as earned by Wholesale Customers under Customer Agreements for the period prior to Closing (the “Purchase Rebates”), as set forth on Schedule 2.1(g) attached hereto. The dollar amount of the Purchase Rebates set forth on Schedule 2.1(g) will be updated as of the Closing Date.

h)	Other Assumed Liabilities. All other Liabilities of the Seller Companies that are specifically enumerated as Assumed Liabilities on Schedule 2.1(h) attached hereto.

Execution Version

Section 2.2 Excluded Liabilities.  Notwithstanding anything in this Agreement to the contrary, Purchaser shall not assume and shall be deemed to have not assumed, any Liabilities of, incurred by or on behalf of, the Seller Companies other than the Assumed Liabilities (all such other Liabilities being the “Excluded Liabilities”), regardless of whether such other Liability is disclosed herein or on any Schedule hereto.  The Excluded Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by the applicable Seller Company.  The Excluded Liabilities include, without limitation, the following:

a)	Assumed Contracts. All of the Seller Companies’ Liabilities under each of the Assumed Contracts arising or relating to events that occur prior to the Closing Date.

b)	Customer Agreements. All of the Seller Companies’ Liabilities under each of the Customer Agreements arising or relating to events that occur prior to the Closing Date.

c)
Excluded Assets.  All Liabilities of the Seller Companies relating to the Excluded Assets, including, but not limited to, the Retail Business, the Corporate Stores, the Customer Sandwich Leases and the Facilities.

d)	Taxes. All Liabilities of the Seller Companies for Taxes for any tax periods, except as provided in Section 8.5 hereof.

e)
Employment Matters.  Any and all matters relating to (i) the Hired Wholesale Employees for the period or relating to events that occurred prior to the Employee Closing (including, but not limited to, the Employee Liabilities set forth in Section 9.3 herein), and (ii) the Penn Traffic Employees for any period prior to or following the Closing Date (including, but not limited to, the Employee Liabilities set forth in Section 9.3 herein).

f)
Retained Credits.  Any credits due from the Seller Companies to Wholesale Customers, or otherwise allocable to the operations of the Wholesale Business, for the period or relating to events that occurred prior to the Closing Date.

g)
Operating Liabilities.  All Liabilities with respect to the operation of an Acquired Asset or the Wholesale Business arising or relating to events that occurred prior to the Closing Date, including any Liabilities associated with Permitted Liens arising prior to the Closing Date.

h)	Bulk Sales. Any Liability for the failure to comply with the Bulk Sales Laws, except any such Liability arising out of the failure of the Purchaser to pay any of the Assumed Liabilities.

i)	Other Excluded Liabilities. All other Liabilities of the Seller Companies that are specifically enumerated as Excluded Liabilities on Schedule 2.2(i) attached hereto.

Execution Version

Section 2.3 Third Party Consents.  Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Acquired Asset (including any Assumed Contract or Customer Agreement) or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of the rights of such third party or in any way adversely affect the rights of the Seller Companies or, upon transfer, Purchaser thereunder.  Seller and Purchaser will use good faith reasonable efforts (but without any payment of money or incurrence of any additional liability by them) to obtain the consent of the other parties to any such Acquired Asset or any claim or right or benefit arising thereunder for the assignment thereof to Purchaser during the 60 days following the Closing Date, as Purchaser may reasonably request and direct.  During such period, the Seller Companies shall exercise or exploit its rights in respect of such Acquired Asset only as reasonably directed by Purchaser and at Purchaser’s expense.  If such consent shall be obtained, then Seller shall promptly assign its rights and obligations thereunder to Purchaser without payment of consideration and Purchaser shall, without the payment of any consideration therefor, assume such rights and obligations. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Purchaser thereunder so that Purchaser would not in fact receive all rights in respect of the Acquired Assets, Seller and Purchaser will, as soon as reasonably practicable subsequent to the expiration of such 60 day period, cooperate in a mutually agreeable arrangement, including sub-contracting, sub-licensing or re-licensing to Purchaser, designed to provide Purchaser with the benefits intended to be assigned to Purchaser hereunder with respect to the underlying Acquired Asset at the Closing, including in the case of any Acquired Asset that is an Acquired Contract or Customer Agreement, enforcement of rights thereunder at the cost and for the account of Purchaser and, provided Purchaser receives all such benefits, Purchaser shall pay or satisfy any liabilities with respect to such Acquired Contract or Customer Agreement as and when they are due, to the extent Purchaser would have been responsible therefor hereunder if such consent or approval had been obtained.    Nothing in this Section 2.3 shall be deemed a waiver by Purchaser of its right to have received an effective assignment of all the Acquired Assets, nor shall this Section 2.3 be deemed to constitute an agreement to exclude from the Acquired Assets any assets described in Section 1.2.

Section 2.4 Bulk Sales Compliance.  Purchaser acknowledges that the Seller Companies may not comply with the provisions of the Uniform Commercial Code regarding bulk sales, as adopted by any applicable jurisdictions, or similar laws, in connection with the transactions contemplated by this Agreement (the “Bulk Sales Laws”).  The Seller Companies shall retain any liability for the failure to comply with the Bulk Sales Laws of any jurisdiction, except any such liability arising out of the failure of the Purchaser to pay any Assumed Liability.

Execution Version

ARTICLE III

PURCHASE PRICE

Section 3.1 Purchase Price.  Subject to the terms and conditions of this Agreement (including the adjustments and prorations provided for herein), the aggregate purchase price for the sale and transfer of the Acquired Assets to Purchaser shall be the difference between (i) the sum of: (A) Twenty-seven Million Six Hundred Thousand Dollars ($27,600,000.00), and (B) the dollar amount of the Final AR Balance, and (ii) the sum of: (A) the dollar amount of the Trip Expense as of the Closing Date, (B) the dollar amount of the Money Order Deposits as of the Closing Date, and (C) the dollar amount of the Purchase Rebates as of the Closing Date (such difference, the “Purchase Price”).

Section 3.2 Determination of Final AR Balance.  Seller shall update the Interim AR Balance to account for the operations of the Wholesale Business through the day that is immediately prior to the Closing Date (the “Final AR Balance”).  Seller shall prepare the Final AR Balance in the same manner as the Interim AR Balance (including the discounting methodology set forth in Schedule 1.2(h)) and it shall be subject to the same representations and warranties by Seller applicable to the Interim AR Balance set forth in Section 4.10 herein.  Between the date of this Agreement and the Closing Date, the Seller Companies shall manage the level of outstanding Accounts Receivable in a prudent manner, consistent with past practice.

Section 3.3 True-Up Calculation.

a)
Case Volume.  For each case of groceries or other merchandise in excess of the Seller’s Base Level that Purchaser sells to the Wholesale Customers and any New Customers set forth on Schedule 3.3(a)(i) hereto (the “New Customer Leads”) in the first twelve (12) months following the Closing Date (collectively, the “Excess Cases”), Purchaser shall pay to Seller a dollar amount calculated based upon the formula set forth on Schedule 3.3(a)(ii) attached hereto.  If the total number of cases of groceries and other merchandise that Purchaser sells to the Wholesale Customers in the first twelve (12) months following the Closing is less than the Seller’s Base Level (the difference between the Seller’s Base Level and the total number of cases sold being, collectively, the “Deficit Cases”), Seller shall pay to Purchaser a dollar amount calculated based upon the formula set forth on Schedule 3.3(a)(ii) attached hereto.

b)
True-Up Payment.  Purchaser shall submit a certificate to Seller within thirty (30) days following the end of the twelve (12) month period following the Closing Date, indicating the number of cases sold by Purchaser during that period and calculating any payment due under Section 3.3(a).  If a true-up payment is due under Section 3.3(a), the obligated party shall make the required payment within fourteen (14) days of the date of the certificate.

Execution Version

c)
Seller’s Base Level.  As used herein, the “Seller’s Base Level” shall mean the number of cases of groceries and other merchandise sold by Seller to the Wholesale Customers during the Seller’s most recently completed fiscal year ending on February 2, 2008, which amount is 10,506,173 cases.  For purposes of determining the number of cases sold by Purchaser during the first twelve (12) months following the Closing, the parties agree that they will employ the same methodology and measurement practices as used in determining Seller’s Base Level.  Further, if there is a material change in ordering or order fulfillment practices on behalf of either party (for example, with respect to the mix of shippers, mods and individual case units) within the first twelve (12) months following the Closing, the parties agree to make any necessary adjustment to the  Seller's Base Level to account for such change.

d)
Qualifying Cases.  For purposes of determining the true-up calculation under this Section 3.3, Purchaser’s case volume shall only include (i) Purchaser’s sales to the Wholesale Customers existing on the date of this Agreement (as set forth on Section 4.9(a) of the Seller Disclosure Schedule attached hereto) (ii) for the purpose of calculating any Excess Cases, Purchaser’s sales to any New Customer Leads, and (iii) any case sales by Purchaser to Corporate Stores that Seller converts to independent wholesale business following the date of this Agreement.

e)
Service Level.  For purposes of determining the true-up calculation under this Section 3.3, any number of Deficit Cases shall be reduced to the extent that Seller (in accordance with the 3PL Agreement) was unable to fill orders from the Wholesale Customers during the 12-month period immediately following the Closing because Purchaser failed to maintain a Service Level (as defined in the Supply Agreement Amendment) of 94.00%, during any week in such period.  The number of Deficit Cases will be reduced by the number of cases that would have been required to achieve a Service Level of 94.00% in such week with regard to the Wholesale Customers.  In no event shall the number of Deficit Cases be reduced below zero.

Section 3.4 Allocation.  The Seller Companies and Purchaser shall negotiate in good faith to allocate (i) the Purchase Price and (ii) any consideration for the Acquired Assets consisting of Assumed Liabilities (to the extent treated as consideration for federal tax purposes) ((i) and (ii) together being the “Adjusted Purchase Price”) among the Acquired Assets in accordance with the provisions of Section 1060 of the Code and the Treasury regulations thereunder.  Any adjustment to the Purchase Price pursuant to the terms of this Agreement shall be allocated in accordance with Section 1060 of the Code and the Treasury regulations thereunder.  Purchaser and the Seller Companies and their respective Affiliates shall report, act and file Tax returns (including IRS Forms 8594) in all respects and for all purposes consistent with the allocation determined pursuant hereto.  Neither Purchaser nor the Seller Companies shall take any position (whether in audits, Tax returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable Law.

Execution Version

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER COMPANIES

The Seller Companies represent and warrant to Purchaser that the statements contained in this Article IV are true, correct and complete as of the date of this Agreement, and will be true, correct and complete as of the Closing Date and, with regard to Section 4.21, as of the Employee Closing (as though made then and as though the Closing Date or the Employee Closing, as applicable, were substituted for the date of this Agreement throughout this Article IV) except as set forth in, or as supplemented by, the disclosure schedule delivered by Seller to Purchaser on the date hereof (the “Seller Disclosure Schedule”), attached hereto as Schedule IV.  The Seller Disclosure Schedule with respect to this Article IV will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV.  The disclosure of any fact or item in any such numbered and lettered section of the Seller Disclosure Schedule shall, should the existence of such fact or item be relevant to any other section of the Seller Disclosure Schedule, be deemed to be disclosed with respect to such other section of the Seller Disclosure Schedule only so long as the relevance of such disclosure to such other section of the Seller Disclosure Schedule is readily apparent.

Section 4.1 Organization.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Big M is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

Section 4.2 Authorization.  Each of the Seller Companies has full corporate power and authority to execute and deliver this Agreement and the Exhibits attached hereto to which it is a party and to consummate the transactions contemplated herein.  The execution, delivery and performance by each Seller Company of this Agreement and the Exhibits attached hereto to which it is a party and the consummation by it of the transactions contemplated herein have been duly authorized by its board of directors, and no other corporate action on its part is necessary to authorize the execution and delivery by it of this Agreement or the Exhibits attached hereto to which it is a party or the consummation by it of the transactions contemplated herein.

Section 4.3 Binding Agreement.  This Agreement and the Exhibits attached hereto to which it is a party have been, or will be at Closing, duly executed and delivered by each of the Seller Companies and, assuming the due and valid authorization, execution and delivery hereof by Purchaser, this Agreement and, upon its execution and delivery by such Seller Company, each Exhibit attached hereto to which such Seller Company is a party will be, a valid and binding obligation of such Seller Company, enforceable against such Seller Company in accordance with its terms.

Execution Version

Section 4.4 Absence of Conflicting Agreements.  Assuming all the Third Party Consents are obtained by either of the Seller Companies, the execution and delivery by each Seller Company of this Agreement does not, and the performance by each Seller Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the certificate of incorporation or bylaws of such Seller Company, (ii) conflict with or violate any law applicable to such Seller Company or by or to which such Seller Company is bound or subject, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under any indenture, mortgage, loan agreement, lease, order or decree applicable to a Seller Company, or under any  agreement included in the Acquired Assets.

Section 4.5 No Consents Required.  Except as set forth on Section 4.5 of the Seller Disclosure Schedule (the “Third Party Consents”), no consent, approval, waiver, license, order, authorization, governmental consent or permit of, or registration, declaration, or filing with, or notice to, any Governmental Authority or any other person or entity, is required in connection with the execution, delivery, and performance by the Seller Companies of this Agreement or the Exhibits attached hereto to which it is a party, or the consummation by the Seller Companies of the transactions contemplated hereby.  “Material Third Party Consents” means those Third Party Consents described as such on  Section 4.5 of the Seller Disclosure Schedule.

Section 4.6 No Proceedings.  There are no Proceedings pending or, to the knowledge of the Seller Companies, threatened against or related to the Seller Companies, which could affect the Seller Companies’ ability to consummate the transactions contemplated herein.

Section 4.7 Brokers or Finders.  None of the Seller Companies have entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person that would obligate Purchaser to pay any broker’s or finder’s fee or any other commission or similar fee in connection with this Agreement or any of the transactions contemplated herein.

Section 4.8 Title to the Acquired Assets.  The Seller Companies have good, valid and marketable title to the Acquired Assets, or with respect to any leased Acquired Assets, valid leasehold interests, free and clear of any and all Liens, except (i) Liens for Taxes, assessments and similar governmental charges which are not yet due and payable, or if due (A) are not delinquent or (B) are being contested in good faith by appropriate proceedings and provision for the payment of all such Taxes, assessments and similar governmental charges have been made in the Wholesale Financial Data or the Seller Companies’ books and records, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like Liens arising or incurred in the ordinary course of business if the underlying obligations are not past due, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and other like Laws, or to secure the performance of construction contracts, leases, statutory obligations, surety, appeal or performance bonds that do not materially detract from the value of or interfere with the present use of any of the Acquired Assets to which they relate, and (iv) such other Liens arising in the ordinary course of business that do not materially detract from the value of or interfere with the present use of any of the Acquired Assets to which they relate (“Permitted Liens”).  The foregoing sentence does not relate to the ownership of, or interests in, Intellectual Property, such items being the subject of Section 4.22 hereof.  Seller is not a party to, or obligated under, any option, right of first refusal or other contractual right to sell, dispose of or lease any of the Acquired Assets or any portion thereof, with the exception of the MOU with Purchaser.

Execution Version

Section 4.9 Wholesale Customers.

a)
List of Wholesale Customers.  Section 4.9(a) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all Wholesale Customers that the Seller Companies supply with groceries or other merchandise and/or with services (the “Wholesale Customer List”), which List indicates (i) whether each such Wholesale Customer is supplied with groceries or other merchandise or provided with services (or both), (ii) the types of products supplied to, and/or services provided to, each such Wholesale Customer, (iii) the Seller Company’s pricing and/or fee schedule that is currently applicable to each such Wholesale Customer (and true, correct and complete copies of such pricing and/or fee schedules are attached to Section 4.9(a) of the Seller Disclosure Schedule), and any other pricing terms applicable to such Wholesale Customer, and (iv) any additional material terms or conditions of the supply relationships for those Wholesale Customers under oral or unwritten arrangements with the Seller Companies.  The Wholesale Business consists of supplying groceries or other merchandise, and/or providing services, to the Wholesale Customers listed on  Section 4.9(a) of the Seller Disclosure Schedule and the Seller Companies do not supply, service or maintain wholesale accounts or otherwise do wholesale business with any other retailer, customer or third party (with the exception of the Corporate Stores).

b)
List of Supply Agreements.  Section 4.9(b) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all written supply agreements, stand-by agreements or other documents that relate to the Seller Companies’ provision of groceries or other merchandise and/or services to the Wholesale Customers (the “Customer Supply Agreements”), which list includes all month-to-month or expired written agreements with respect to (i) Wholesale Customers that are being supplied or serviced by the Seller Companies as of the date of this Agreement and as of the Closing Date, and/or (ii) Wholesale Customers with outstanding trade debt with the Seller Companies as of the date of this Agreement and as of the Closing Date.

Execution Version

c)
List of License Agreements.  Section 4.9(c) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all written license agreements or other documents that relate to the Seller Companies’ licensing of trade names and/or the provision of services to the Wholesale Customers (the “Customer License Agreements”), which list includes all month-to-month or expired written agreements with respect to (i) Wholesale Customers that are being licensed or serviced by the Seller Companies as of the date of this Agreement and as of the Closing Date, and/or (ii) Wholesale Customers with outstanding trade debt with the Seller Companies as of the date of this Agreement and as of the Closing Date.

d)
List of Security Agreements and UCC-1 Filings.  Section 4.9(d) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all written security or pledge agreements or other collateral documents that the Seller Companies have entered into with its Wholesale Customers (the “Customer Security Agreements”), together with a true, correct and complete list of all corresponding UCC-1 filings (the “Customer UCC Filings”).

e)
List of Customer Guarantees.  Section 4.9(e) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all secured or unsecured written guarantees in favor of the Seller Companies executed by any person or entity in support of the obligations of the Wholesale Customers to the Seller Companies (the “Customer Guarantees”).

f)
Absence of Seller Guarantees.  The Seller Companies have not executed any secured or unsecured written guarantees in favor of third parties in support of the obligations of the Wholesale Customers to such third parties, including, but not limited to, rents under real estate leases, utility payments or payments to DSD vendors.

g)
List of Customer Notes.  Section 4.9(g) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all promissory or forgiveness notes that have amounts outstanding as of the date of this Agreement executed by Wholesale Customers in favor of the Seller Companies, which list includes the outstanding balances under such notes as of the date of this Agreement (the “Customer Notes”).  The Seller Companies have not reduced the principal amount of or otherwise compromised any Customer Note, except to reflect regularly scheduled payments made in the ordinary course of business consistent with past practice.

h)
List of Rights of First Refusal.  Section 4.9(h) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all written agreements executed by Wholesale Customers in favor of the Seller Companies providing either of the Seller Companies a right of first refusal with regard to such customers’ retail operations or real estate interests, except for the Customer Sandwich Leases (the “Customer ROFR Agreements”).

Execution Version

i)
Customer Agreements.  For purposes of his Agreement, the “Customer Agreements” shall include (i) the Customer Supply Agreements, (ii) the Customer License Agreements, (iii) the Customer Security Agreements, (iv) the Customer UCC Filings, (v) the Customer Guarantees, (vi) the Customer Notes, (vii) the Customer ROFR Agreements and (viii) any oral agreements or terms and conditions relating to the relationship of any Wholesale Customer with the Seller Companies (to the extent such oral terms or conditions are known by the Seller Companies), as set forth on and more fully described on Section 4.9(a) of the Seller Disclosure Schedule, and shall not include the Customer Sandwich Leases.  Other than the Customer Sandwich Leases set forth on Schedule 1.3(c) attached hereto, there are no other written, and to the knowledge of the Seller Companies, oral, agreements, understandings or courses of dealing, between either Seller Company and the Wholesale Customers.

j)
Customer Disputes.  Neither a Seller Company nor, to the knowledge of such Seller Company, any other party thereto is in material breach or default, and no event has occurred which with notice or lapse of time, or both, would constitute a  material breach or default by a Seller Company or, to the knowledge of such Seller Company, by any such other party thereto, under the Customer Agreements.  Except as set forth on Section 4.9(j) of the Seller Disclosure Schedule, there are no disputes by a Seller Company against any of the Wholesale Customers, and to the knowledge of each Seller Company, by any of the Wholesale Customers against a Seller Company, and each Seller Company has no reason to believe that any relationships with its Wholesale Customers are at risk as of the date of this Agreement and as of the Closing Date.  Except as set forth on Section 4.9(j) of the Seller Disclosure Schedule, none of the Wholesale Customers have given written notice or otherwise indicated in writing (or, to the knowledge of a Seller Company, orally indicated) to a Seller Company that (i) it will or intends to terminate or not renew any Customer Agreement before the scheduled expiration date, (ii) it will otherwise terminate its relationship with a Seller Company (or Purchaser, with regard to the period on or after the Closing Date), or (iii) it may otherwise reduce the volume of business transacted with a Seller Company (or Purchaser, with regard to the period on or after the Closing Date) below historical levels.  True, correct and complete copies of all Customer Agreements have been delivered to Purchaser prior to the date of this Agreement and no such Customer Agreement has been amended or modified since the date such Customer Agreement was so delivered.

k)
Purchase Rebates.  The Seller Companies are not accruing annual purchase rebates for any Wholesale Customers under Customer Agreements or otherwise other than as set forth on Schedule 2.1(g) attached hereto, in the stated amounts.  The amounts accrued for the Purchase Rebates are consistent with the Seller Companies’ past practice.

Execution Version

Section 4.10 Accounts.  The Interim AR Balance set forth on Schedule 1.2(h) attached hereto consists of valid Accounts Receivable subject to no valid setoffs or counterclaims and are current and collectible (within 120 days after the date on which it first became due and payable), subject to the reserve for bad debts set forth in Schedule 1.2(h) attached hereto, and except as otherwise noted therein.  A true, correct and complete list of the Accounts Receivable showing the aging and discounting thereof, constituting the Interim AR Balance, is included on Schedule 1.2(h) attached hereto.  Except as set forth on Schedule 1.2(h) attached hereto,  the Seller Companies have not received written notice from any account debtor stating that any Account Receivable is subject to any contest, claim or setoff by such account debtor.  All of the Accounts Receivable arose in the ordinary course of business, and are collectible in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth in the Schedule 1.2(h) attached hereto, as of the date hereof and as of the Closing Date.  No person has any Lien, other than Permitted Liens, on any of the Accounts Receivable.  The Interim AR Balance will be updated at Closing in accordance with Section 3.2(a) herein.

Section 4.11 Leased Real Property.  Schedule 1.3(c) attached hereto sets forth a true, correct and complete list of all Customer Sandwich Leases and such list represents all leases, subleases, licenses and all other real estate interests held by the Seller Companies (i) relating to or used in connection with its Wholesale Customers, or (ii) reflected in the Wholesale EBITDA (with the exception of the leaseholds related to the Facilities).  Each of the Customer Sandwich Leases is a binding obligation of a Seller Company, enforceable against such Seller Company in accordance with its terms, and is in full force and effect.  The Seller Companies have not sent or received any written notice that, any default, or condition which with the passage of time or notice, or both, would constitute a default, exists under any such Customer Sandwich Lease.  True, correct and complete copies of all Customer Sandwich Leases have been delivered to Purchaser prior to the date of this Agreement and no such Customer Sandwich Lease has been amended or modified since the date such Customer Sandwich Lease was so delivered.

Section 4.12 Sufficiency of Assets.  The Acquired Assets constitute all of the assets of the Seller Companies that are : (a) used by the Wholesale Employees in providing services to the Wholesale Business, and (b) used in the operation of the Wholesale Business.  The Acquired Assets constitute all of the tangible and intangible assets necessary to operate the Wholesale Business in the manner presently conducted by Seller.

Section 4.13 Books and Records.  The books and records maintained by the Seller Companies relating to the Acquired Assets, including the Files and Records, are true, correct and complete in all material respects.

Section 4.14 Claims, Litigation and Disputes.  Except as set forth on Section 4.14 of the Seller Disclosure Schedule, there are no actions, suits, or proceedings, or material claims, investigations or inquiries pending or, to the knowledge of the Seller Companies, threatened, by or against a Seller Company relating to the Wholesale Business, the Wholesale Customers or any of the Acquired Assets, at law or in equity or before or by any Governmental Authority, nor any arbitration proceeding relating to the same.

Execution Version

Section 4.15 Absence of Liabilities.  The Seller Companies have no liabilities or obligations arising from or relating to the Acquired Assets or the Wholesale Business and operations conducted in connection therewith (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise, and whether due or to become due), except for liabilities and obligations (i) incurred in the ordinary course of business consistent with past practice since the date hereof, (ii) not material to the Wholesale Business, and (iii) incurred in connection with the execution of this Agreement and the transactions contemplated hereby.

Section 4.16 Compliance with Law.  Each Seller Company is in compliance in all material respects with all applicable laws and regulations of federal, state and local governments (and all agencies thereof) (“Applicable Law”) with respect to the Acquired Assets and the Wholesale Business, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced, and to the knowledge of such Seller Company, threatened against such Seller Company alleging any such failure to comply.  The licenses and permits currently held by the Seller Companies to operate the Wholesale Business as it is currently conducted, are set forth on Section 4.16 of the Seller Disclosure Schedule.

Section 4.17 Trip Expense; Money Order Deposits.  There is no Trip Expense other than that amount set forth on Section 4.17 of the Seller Disclosure Schedule.  The Money Order Deposits set forth, in the stated amounts, on Schedule 2.1(f) attached hereto constitute all of the security deposits held by the Seller Companies (other than with regard to the Customer Sandwich Leases) relating to the Wholesale Business.

Section 4.18 Assumed Contracts.  Schedule 1.2(a) attached hereto sets forth a list of the Assumed Contracts.  As to each Assumed Contract, each Seller Company represents that (i) the agreement is in full force and effect and constitutes the legal, valid and binding agreement of the Seller Company, enforceable against such Seller Company, and, to the knowledge of such Seller Company, the other parties thereto, in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting or relating to creditors’ rights generally and the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought, (ii) such Seller Company has delivered to Purchaser a complete and accurate copy of such agreement, and (iii) such Seller Company nor, to the knowledge of such Seller Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of such Seller Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by such Seller Company or, to the knowledge of such Seller Company, any other party under such agreement.

Execution Version

Section 4.19 Financial Information.

a)
Adjusted Wholesale P&L Statement.  The adjusted statement of profit and loss for the Wholesale Business (including the businesses associated with the Customer Sandwich Leases and the Facilities, and the assets used in providing services to be provided under the Transition Services Agreement and the 3PL Agreement for the twelve (12) month period ended February 2, 2008 (the “Adjusted Wholesale P&L Statement”) is set forth in Section 4.19(a) of the Seller Disclosure Schedule.  The Adjusted Wholesale P&L Statement was prepared from the books and records of Seller, kept in the ordinary course of business.  Except as set forth therein, the Adjusted Wholesale P&L Statement was included as part of Seller's audited financial statements for its 2008 fiscal year, which were included in Seller's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 18, 2008.  As modified by periodic consolidation entries, the Adjusted Wholesale P&L Statement: (i) is true, correct and complete in all material respects and (ii) except as otherwise indicated therein, was prepared in accordance with GAAP and fairly presents the consolidated results of operations of Seller during the periods indicated therein.  A calculation of Seller’s earnings before interest, taxes, depreciation and amortization based on its net income for its 2008 fiscal year (the “Wholesale EBITDA”) and based on an adjusted calculation of its net income for its 2008 fiscal year (the “Adjusted Wholesale EBITDA”) is set forth on the Adjusted Wholesale P&L Statement.

b)
Wholesale Financial Data.  The financial items set forth in Section 4.19(b) of the Seller Disclosure Schedule (the “Wholesale Financial Data”) were prepared from the books and records of Seller, kept in the ordinary course of business.  Sub-schedule 2 to Section 4.19(b) of the Seller Disclosure Schedule, entitled “Sales and Cases,” is true, complete and accurate in all material respects with regard to the aggregate case volume set forth therein.

Section 4.20 Taxes.

a)
All material tax returns required to be filed by the Seller Companies on or prior to the Closing Date with respect to the Acquired Assets and the operation of the Wholesale Business have, within the time and manner prescribed by law, been duly filed with the appropriate tax authorities.  All such tax returns are true, complete and accurate in all material respects and all taxes due and payable with respect to such tax returns have been paid.  The Seller Companies have timely paid or caused to be paid all material taxes required to be paid for the portion of the taxable year or period through and including the Closing Date.

b)
There are no Liens for taxes upon any of the Acquired Assets except for statutory liens for taxes not yet due and payable, or if due (A) that are not delinquent or (B) are being contested in good faith by appropriate proceedings and provision for the payment of all such taxes have been made in the Wholesale Financial Data or the Seller Companies’ books and records.

Execution Version

c)
To the knowledge of the Seller Companies, there are no unpaid sales and use tax liabilities or any other unpaid taxes of the Seller Companies for which successor liability will apply to Purchaser as a result of acquiring the Acquired Assets relating to the Wholesale Business.

Section 4.21 Employees and Related Matters.

a)
Section 4.21(a) of the Seller Disclosure Schedule is a true, correct and complete list, as of the date shown thereon, of all employees of the Seller Companies that are fully dedicated to the operations of the Wholesale Business (the “Wholesale Employees”), including each such employee’s site of employment, position and department, hiring date, salary or hourly rate, and Past Service with the Seller Companies. As of the Employee Closing, none of the Wholesale Employees shall have an unpaid balance of unused vacation, sick leave, personal days or any  other accrued paid time off as reflected in Seller’s personnel records, including time earned to be used during calendar year 2009, all of which shall have been paid or satisfied by the Seller Companies in accordance with its practices and policies prior to the Employee Closing.  Based upon the practices and policies of the Seller Companies in existence on the date of this Agreement, (i) the Wholesale Employees earn paid time off on a calendar year basis during the then current year, and (ii) (except for a portion of the sick time earned by hourly Wholesale Employees), the Wholesale Employees cannot carry forward unused time off into the next calendar year.

b)
The expenses associated with the Wholesale Employees for Seller’s 2008 fiscal year ended February 2, 2008, are included within the Adjusted Wholesale P&L Statement and reflected in the Adjusted Wholesale EBITDA.

c)
None of the Wholesale Employees are represented by a labor union or labor organization.  Neither Seller Company is subject to or a party to any collective bargaining agreement or other agreement with a labor union or labor organization covering any Wholesale Employee.

d)
There are no employment agreements, severance agreements or severance plans or policies with respect to the Wholesale Employees, except for the severance policies and severance agreement described in Section 4.21(d) of the Seller Disclosure Schedule.

e)
The Seller Companies are in material compliance with all applicable laws respecting employment practices, terms and conditions of employment, management-labor relations and wages and hours which are in effect as of this Agreement and on the date of the Employee Closing.

Execution Version

f)
There is no labor or employment dispute or claim pending or, to the knowledge of the Seller Companies, threatened, by any Wholesale Employee against the Seller Companies.  There is no unfair labor practice, charge or complaint relating to any of the Wholesale Employees against the Seller Companies that is pending or, to the knowledge of the Seller Companies, threatened before any Governmental Authority.

g)
There is no labor strike or labor disturbance pending or, to the knowledge of the Seller Companies, threatened, by any Wholesale Employee against either Seller Company or any of their Affiliates, nor is any grievance by any Wholesale Employee currently being asserted.

h)
The Wholesale Employees do not include the Seller Companies’ personnel who provided retail accounting services to the Wholesale Business (including the businesses associated with the Customer Sandwich Leases and the Facilities, and the assets used in providing and services to be provided under the Transition Services Agreement and the 3PL Agreement) as of the date hereof (“Retail Accounting Personnel”).  The expenses of the Retail Accounting Personnel (such expenses being referred to in the Adjusted Wholesale P&L Statement as the “Independent Accounting Dept.”) are  included in the Adjusted Wholesale P&L Statement and reflected in the Adjusted Wholesale EBITDA.  The services provided to the Wholesale Business by the Retail Accounting Personnel in the Trailing 12 Months (as defined in the Transition Services Agreement) are set forth in Schedule 5(a) to the Transition Service Agreement.

i)
The Wholesale Employees do not include the Seller Companies’ personnel who provided retail, systems, support and administrative services to the Wholesale Business (including the businesses associated with the Customer Sandwich Leases and the Facilities, and the assets used in providing and services to be provided under the Transition Services Agreement and the 3PL Agreement) as of the date hereof (“Corporate Division Personnel”). The expenses of the Corporate Division Personnel (such expenses being referred to in the Adjusted Wholesale P&L Statement as the “Corporate Support Services”) are not reflected in the Adjusted Wholesale EBITDA (other than the $800,000 charge for certain RWS Services (as such term is defined in the Transition Services Agreement) provided by Seller Companies through its “Corporate Division” reflected in the adjustments to the Adjusted Wholesale P&L Statement).  The services provided to the Wholesale Customers and the Wholesale Business by the Corporate Personnel in the Trailing 12 Months (as defined in the Transition Services Agreement) are set forth in Schedule 1(a) to the Transition Service Agreement.

Execution Version

j)
The Seller Companies currently operates the Wholesale Business (including the businesses associated with the Customer Sandwich Leases and the Facilities, and the assets used in providing and services to be provided under the Transition Services Agreement and the 3PL Agreement) exclusively through (i) the Wholesale Employees, (ii) the Retail Accounting Personnel (in accordance with the parameters set forth in Schedule 5(a) to the Transition Service Agreement), and (iii) the Corporate Division Personnel (in accordance with the parameters set forth in Schedule 1(a) to the Transition Service Agreement), and through no other employees or independent contractors.

Section 4.22 Intellectual Property.

a)
The “Intellectual Property” shall mean all intellectual property owned by either Seller Company and used in the operation of the Wholesale Business (including the businesses associated with the Customer Sandwich Leases and the Facilities, and the assets used in providing and services to be provided under the Transition Services Agreement and the 3PL Agreement) as currently conducted by the Seller Companies, including without limitation, (i) all United States, foreign, international and State registered and unregistered trademarks, fictitious business names, service marks, trade names, logos or designs of the Seller Companies (including, but not limited to, “Bi-Lo,” “Big M,” and “Riverside” and versions thereof as set forth on Schedule 1.2(f) attached hereto), and (ii) all trade secrets, and information of any kind of either of the Seller Companies that is not generally known in Seller’s industry (including without limitation ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (iii) all documents, designs, artwork, software and other works of any kind subject to copyright protection; and (iv) all copies and tangible embodiments of all intellectual property of the Seller Companies, in each case, used in the operation of the Wholesale Business (including the businesses associated with the Customer Sandwich Leases and the Facilities, and the assets used in providing the services to be provided under the Transition Services Agreement and the 3PL Agreement).  The “Intellectual Property” shall also include all of both Seller Companies’ rights in the mark “Bi-Lo,” specifically including without limitation rights based on both Seller Companies’ use of “Bi-Lo” outside of the Wholesale Business.  Seller does not own, license or hold the rights to use any patents or patent applications, or any United States copyright registrations or copyright applications, with respect to patentable and copyrightable subject matter, respectively, that are used in connection with the Wholesale Business (including the businesses associated with the Customer Sandwich Leases and the Facilities, and the assets used in providing and services to be provided under the Transition Services Agreement and the 3PL Agreement).

Execution Version

b)
There are no pending or, to the knowledge of the Seller Companies, threatened claims against a Seller Company involving the Intellectual Property, (i) alleging infringement by a Seller Company or any Wholesale Customer of intellectual property rights of any person, or (ii) challenging any Seller Company’s ownership or use of, or any Wholesale Customer’s use of, or the validity, enforceability or registrability of any such Intellectual Property.

c)
Within the three (3) years prior to the date of this Agreement, a Seller Company has not brought or threatened a claim against any person, (i) alleging infringement of the Intellectual Property, or (ii) challenging any person’s ownership or use of, or the validity, enforceability or registrability of any Intellectual Property.

d)
The Seller Companies own all Intellectual Property and have the valid and enforceable right to use all Intellectual Property, free and clear of all Liens, other than Permitted Liens.  No Intellectual Property is used by either Seller Company pursuant to any license agreement, consent, or permission granted by any third party.  Neither Seller Company has (i) granted any third party any express or implied right, license, consent or permission to use any Intellectual Property, (except for rights granted to Wholesale Customers pursuant to written Customer Agreements, copies of which have been provided to Purchaser); or (ii) entered into any express or implied agreement with any third party restricting its right to use or transfer any Intellectual Property.

e)
The Intellectual Property is the only intellectual property used in the operation of the Wholesale Business (including the businesses associated with the Customer Sandwich Leases and the Facilities, and the assets used in providing and services to be provided under the Transition Services Agreement and the 3PL Agreement) by the Seller Companies as it is currently conducted by the Seller Companies.  The Intellectual Property  (i) has been duly maintained by the Seller Companies, (ii) is subsisting, in full force and effect, (iii) has not been cancelled, expired or abandoned, and (iv) is valid and enforceable.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows, which representations and warranties shall also be true at Closing:

Section 5.1 Organization.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont.

Execution Version

Section 5.2 Authorization.  Purchaser has full corporate power and authority to execute and deliver this Agreement and the Exhibits attached hereto to which it is a party and to consummate the transactions contemplated herein.  The execution, delivery and performance by Purchaser of this Agreement and the Exhibits attached hereto to which it is a party and the consummation by it of the transactions contemplated herein have been duly authorized by its board of directors, and no other corporate action on its part is necessary to authorize the execution and delivery by it of this Agreement or the Exhibits attached hereto to which it is a party or the consummation by it of the transactions contemplated herein.

Section 5.3 Binding Agreement.  This Agreement and the Exhibits attached hereto to which it is a party have been, or will be at Closing, duly executed and delivered by Purchaser and, assuming the due and valid authorization, execution and delivery hereof by Seller, this Agreement and, upon its execution and delivery by Purchaser, each Exhibit attached hereto to be executed by Purchaser is, or when executed will be, a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 5.4 Absence of Conflicting Agreements.  The execution and delivery by Purchaser of this Agreement does not, and the performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the articles of incorporation of Purchaser, (ii) conflict with or violate any law applicable to Purchaser or by or to which Purchaser is bound or subject, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under any indenture, mortgage, loan agreement, lease, order, decree, charter, bylaws, or other material agreement to which Purchaser is a party or by which it or any of its properties may be bound or subject.

Section 5.5 No Consents Required.  No consent, approval, waiver, license, order, authorization, governmental consent or permit of, or registration, declaration, or filing with, or notice to, any Governmental Authority or any other person or entity, is required in connection with the execution, delivery, and performance by Purchaser of this Agreement or the Exhibits attached hereto to which it is a party, or the consummation by Purchaser of the transactions contemplated hereby.

Section 5.6 No Proceedings.  There are no proceedings pending or, to the knowledge of Purchaser, threatened against or related to Purchaser which could affect Purchaser’s ability to consummate the transactions contemplated herein.

Section 5.7 Claims, Litigation and Disputes.  There are no claims, actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of Purchaser, threatened, by or against Purchaser or any of its assets or properties, at law or in equity, or before or by any Governmental Authority, nor any arbitration proceeding relating to the same.

Execution Version

Section 5.8 Brokers or Finders.  Purchaser has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person that would obligate Seller to pay any broker’s or finder’s fee or any other commission or similar fee in connection with this Agreement or any of the transactions contemplated herein.

Section 5.9 Financial Capability.  Purchaser is financially able and will have sufficient readily available funds as of the Closing to complete the transactions as contemplated by this Agreement.

Section 5.10 Due Diligence Review.  Purchaser acknowledges that it and its representatives have been permitted access to information regarding the Acquired Assets, the Wholesale Business and the Wholesale Customers that it and its representatives have desired or requested to see or review, and that it and its representatives have had an opportunity to discuss the Acquired Assets, the Wholesale Business and the Wholesale Customers with the officers and employees of Seller.  Notwithstanding the foregoing, Purchaser acknowledges and agrees that, other than the representations and warranties set forth in Article IV and the Seller Disclosure Schedule, there are no other representations or warranties of the Seller or any other person, either expressed or implied, with respect to the Seller, the Wholesale Business or its prospects, or the transactions contemplated by this Agreement, and Purchaser acknowledges that it has made its own investigation of the Seller and the Wholesale Business and is not relying on any implied warranties or any representation or warranty as to the prospects (financial or otherwise) of the Seller or the Wholesale Business, except as otherwise expressly provided in Article IV or the Seller Disclosure Schedule.  Purchaser acknowledges that Seller is not making any representation or warranty to Purchaser with respect to (A) the “due diligence” documents or any management presentations (except, with respect to each, to the extent expressly contained in Article IV or the Seller Disclosure Schedule), or (B) any financial projection or forecast relating to the Acquired Assets, the Wholesale Business, or the Wholesale Customers (except, in each instance, to the extent expressly contained in Article IV or the Seller Disclosure Schedule).  With respect to any projection or forecast delivered by or on behalf of Seller to Purchaser and their representatives, Purchaser acknowledge that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) they are making their own evaluation of the reasonableness of all such projections and forecasts furnished to them and (iii) they shall have no claim against the Seller with respect thereto.

Execution Version

ARTICLE VI

THE CLOSING

Section 6.1 The Closing.  Upon the terms and subject to the conditions of this Agreement, the consummation of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Fulbright & Jaworski, L.L.P., 666 Fifth Avenue, New York, New York 10103, as soon as practicable, but no later than two business days, after the satisfaction or waiver (subject to applicable law) of each of the conditions set forth in Article VII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time, place or date as the parties hereto agree; provided, however, that the Closing shall occur no later than December 21, 2008 (the “Deadline Date”), unless the parties agree in writing to a later Deadline Date.  Failure to consummate the transactions provided for in this Agreement on the date and time selected pursuant to this Section 6.1 shall not, except as permitted in this Agreement, result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation hereunder. The date upon which the Closing occurs shall be the “Closing Date”.

Section 6.2 The Employee Closing.  Notwithstanding the provisions of Section 6.1 above, the parties agree and acknowledge that the provisions in Article IX, regarding Purchaser’s employment of the Wholesale Employees, shall be effective as of the later of January 1, 2009 and the Closing Date (the “Employee Closing”).  For the avoidance of doubt, if the Closing Date occurs prior to January 1, 2009, the Wholesale Employees will (i) remain employees of Seller, and (ii) provide services to Purchaser in accordance with the terms and conditions of (and for the consideration provided in) the Transition Services Agreement.

ARTICLE VII

CONDITIONS TO CLOSING; DELIVERIES

Section 7.1 Conditions to Obligations of Purchaser to Effect the Closing.  The obligations of Purchaser to consummate the Closing shall be subject to the satisfaction (or waiver by Purchaser; provided, that, any waiver hereunder will not diminish or affect any right of the Purchaser to indemnification unless otherwise expressly provided herein) on or prior to the Closing Date (or the Employee Closing, as designated) of each of the following conditions:

a)
Representations and Warranties.  All of the representations and warranties of Seller set forth in this Agreement shall be true, correct and complete, in each case as of the date of this Agreement, and as of the Closing Date and, with respect to Section 4.21 herein, as of the Employee Closing (except to the extent a representation or warranty speaks only as of an earlier date, which shall be true and complete as of such date), except where the failure of a representation or warranty to be true, correct and complete would not have a Material Adverse Effect on the Wholesale Business.  In making this determination under subsection (a), no supplements or amendments to the Seller Disclosure Schedule made by Seller pursuant to Section 8.13 herein shall be taken into account.

b)
Seller’s Performance of Covenants.  The Seller Companies shall not have failed to perform in any material respect any material obligation, or to comply in any material respect with any agreement or covenant of the Seller Companies to be performed or complied with by them under this Agreement.

Execution Version

c)
No Litigation.  No action, suit, or proceeding shall be pending or threatened before any Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

d)
Title to Acquired Assets.  The Seller Company’s title in and to the Acquired Assets shall be good, valid and marketable and free of all Liens, other than Permitted Liens, and the Seller Companies shall have obtained customary: (i) consents to the transactions contemplated hereby and (ii) releases, discharges and other agreements addressed to and for the benefit of Purchaser with respect to the Acquired Assets in form and substance reasonably satisfactory to Penn Traffic, from its lenders on or prior to the Closing.

e)
Restated Supply Agreement.  The Restated Supply Agreement shall be in full force and effect and Seller shall not be in material default thereunder (and no condition shall exist that, with the giving of notice or passage of time, or both, would constitute a material default by Seller thereunder).

f)	Third Party Consents. The Seller Companies shall have obtained all Material Third Party Consents.

g)	No Material Adverse Effect. There shall not have been a Material Adverse Effect on the Wholesale Business since the date of this Agreement.

h)	Closing Documents. The Seller Companies shall have delivered each of the documents, and/or taken each of the actions, set forth in Section 7.2 below.

Section 7.2 Deliveries by the Seller Companies.  At the Closing, the Seller Companies shall deliver, or cause to be delivered, to Purchaser (unless previously delivered) the following:

a)
Possession of the Acquired Assets, including, but not limited to, (i) the original copies of all written Assumed Contracts and Customer Agreements, (ii) the Equipment, (iii) the Files and Records (with the exception of the Files and Records relating to the Hired Wholesale Employees, which shall be delivered by Seller at the Employee Closing), (iv) the Warranties, and (v) all documents evidencing the Intellectual Property, including any registration statements or filings.

Execution Version

b)
A duly executed bill of sale from the Seller Companies, with regard to the Acquired Assets (including, but not limited to, the Equipment, the Warranties and the Files and Records (with the exception of the Files and Records relating to the Hired Wholesale Employees, which shall be delivered by Seller at the Employee Closing)), in the form attached hereto as Exhibit H (the “Bill of Sale”).

c)
A duly executed assignment and assumption agreement from the Seller Companies, with regard to the Assumed Contracts and the Customer Agreements, in the form attached hereto as Exhibit I (the “Assignment and Assumption Agreement”).

d)
Duly executed counterparts from the Seller Companies of the Related Agreements, including, but not limited to, the following: (i) Transition Services Agreement, (ii) 3PL Agreement, (iii) GM/HBC Amendment, (iv) IP Assignment, and (v) IP License.

e)
Duly executed copies of (i) the consents, waivers and/or approvals which the Seller Companies have been able to obtain prior to the Closing with respect to the Third Party Consents required under any of the Assumed Contracts or Customer Agreements, (ii) the Material Third Party Consents, and (iii) documents from Seller’s lenders in forms sufficient to satisfy Section 7.1(d) above.

f)
A duly executed certificate by each Seller Company’s Secretary or Assistant Secretary certifying as to the incumbency, and authenticating the signatures of, officers executing this Agreement and the Exhibits to which such Seller Company is a party and certificates delivered hereunder on behalf of the Seller Company, and certifying as to the adoption and continuing effect of appropriate resolutions authorizing the Seller Company’s execution, delivery and performance of this Agreement and the Exhibits to which such Seller Company is a party.

g)
A duly executed officer’s certificate from each Seller Company stating that all representations and warranties set forth in ARTICLE IV remain true and correct in all material respects as of the Closing Date.

h)
A duly executed counterpart from the Seller Companies of the closing statement setting forth the calculation of the Purchaser Price payable to Seller at Closing for the Acquired Assets in accordance with Section 3.1 hereof (the “Closing Statement”).

i)	A duly executed certificate from an officer of Seller setting forth the Final AR Balance.

j)	A legal opinion from counsel to Seller containing the opinions set forth on Exhibit J hereto.

Execution Version

l)	A duly executed First Amendment to Amended and Restated Penn Traffic Company Supply Agreement from the Seller Companies, in the form attached hereto as Exhibit K (the “First Amendment”).

m)
Such other documents executed by the Seller Companies that are expressly required to be delivered pursuant to this Agreement or required to effect the transactions contemplated hereby, in form and substance reasonably satisfactory to Purchaser.

Section 7.3 Conditions to Obligations of Seller to Effect the Closing.  The obligations of the Seller Companies to consummate the Closing shall be subject to the satisfaction (or waiver by the Seller Companies) on or prior to the Closing Date of each of the following conditions:

a)
Representations and Warranties.  All of the representations and warranties of Purchaser set forth in this Agreement shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date (except to the extent a representation or warranty speaks only as of an earlier date, which shall be true and complete as of such date).

b)
Purchaser’s Performance of Covenants.  Purchaser shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Purchaser to be performed or complied with by it under this Agreement.

c)
No Litigation.  No action, suit, or proceeding shall be pending or threatened before any Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

d)
Restated Supply Agreement.  The Restated Supply Agreement shall be in full force and effect and Purchaser shall not be in material default thereunder (and no condition shall exist that, with the giving of notice or passage of time, or both, would constitute a material default thereunder).

e)	Closing Documents. Purchaser shall have delivered each of the documents, and/or taken each of the actions, set forth in Section 7.4 below.

Execution Version

Section 7.4 Deliveries by Purchaser.  At the Closing, Purchaser shall deliver, or cause to be delivered, to the Seller Companies (unless previously delivered) the following:

a)
One or more wire transfers payable to Seller pursuant to wire transfer instructions delivered or caused to be delivered by Seller to Purchaser prior to or at the Closing in the aggregate amount of the Purchase Price, provided, that, if the Closing occurs on a Saturday or Sunday, the funds shall be wired to Seller on the following Monday by 12:00 p.m., Eastern Standard Time, and all documents conveyed at Closing shall be held in escrow until the Purchase Price is paid to Seller.

b)	A duly executed counterpart of the Bill of Sale from Purchaser.

c)	A duly executed counterpart of the Assignment and Assumption Agreement from Purchaser.

d)
Duly executed counterparts from Purchaser of the Related Agreements, including, but not limited to, the following: (i) Transition Services Agreement, (ii) 3PL Agreement, (iii) GM/HBC Amendment, (iv) IP Assignment, and (v) IP License.

e)
A duly executed certificate by Purchaser’s Secretary or Assistant Secretary certifying as to the incumbency, and authenticating the signatures of, officers executing this Agreement and the Exhibits to which Purchaser is a party and certificates delivered hereunder on behalf of Purchaser, and certifying as to the adoption and continuing effect of appropriate resolutions authorizing Purchaser’s execution, delivery and performance of this Agreement and the Exhibits to which Purchaser is a party.

f)	A duly executed officer’s certificate from Purchaser stating that all representations and warranties set forth in ARTICLE V remain true and correct in all material respects as of the Closing Date.

g)
A “sale for resale exemption certificate” or any sales and use tax forms which are necessary and permissible in order to obtain available exemptions of the transfer of any Acquired Assets pursuant to this Agreement from sales and use taxes, duly and properly executed and completed by Purchaser, if necessary.

h)	A duly executed counterpart of the Closing Statement from Purchaser.

i)	a legal opinion from counsel to Purchaser containing the opinions set forth on Exhibit L hereto.

j)	A duly executed First Amendment from Purchaser.

Execution Version

k)
such other documents executed by Purchaser that are expressly required to be delivered pursuant to this Agreement or required to effect the transactions contemplated hereby, in form and substance reasonably satisfactory to Seller.

ARTICLE VIII

CERTAIN ADDITIONAL COVENANTS

Section 8.1 Interim Operations.  From the date hereof until the Closing Date, the Seller Companies shall conduct the Wholesale Business (including the businesses associated with the Customer Sandwich Leases and the Facilities, and the assets used in providing and services to be provided under the Transition Services Agreement and the 3PL Agreement) substantially in the manner as conducted on the date of this Agreement.  Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or with the prior written consent of Purchaser, from the date hereof until the Closing Date (or until the Employee Closing, with respect to subsection (k) below), the Seller Companies shall:

a)
use, preserve and maintain the Acquired Assets on a basis consistent with practices as of the date of this Agreement and all applicable laws and not cause material damage to or destruction or loss of any of the Acquired Assets;

b)	continue to maintain the insurance covering the Acquired Assets in effect as of the date of this Agreement;

c)
pay all debts and obligations incurred by the Seller Companies in the operation of the Wholesale Business and the Acquired Assets in the ordinary course of business consistent with practices as of the date of this Agreement;

d)
comply with all terms and conditions of the Assumed Contracts and Customer Agreements and not commit any act or omit to do any act which may cause a material breach by the Seller Companies of any of the Assumed Contracts or the Customer Agreements (and the Seller Companies shall provide Purchaser prompt notice of any such breach declared by a counterparty to such agreements);

e)	maintain its books, accounts and records with respect to such Acquired Assets and the Wholesale Business in the usual manner and on a basis consistent with past practices;

f)	not create, assume or permit to exist any Lien, other than Permitted Liens, on any Acquired Asset, except in the ordinary course of business consistent with practices as of the date of this Agreement;

g)
not amend or terminate any Assumed Contract or Customer Agreement, except in the ordinary course of business consistent with practices as of the date of this Agreement (provided, that, the Seller Company shall consult with Purchaser in advance of any such amendment or termination);

Execution Version

h)
not undertake any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization that is inconsistent with the transactions contemplated by this Agreement;

i)
not take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the Conditions of Closing set forth in ARTICLE VII not being satisfied, or that would materially impair the ability of Purchaser or a Seller Company to consummate the transactions contemplated by this Agreement in accordance with the terms hereof or materially delay such consummation;

j)	maintain the operations of the Seller Companies to enable them to satisfy their obligations under the Transition Services Agreement (and all other Related Agreements) after the Closing;

k)
not grant any raises or other concessions to Wholesale Employees, or make any organizational changes or other material personnel decisions with respect to any Wholesale Employees, such as hiring, terminating or laying off any Wholesale Employee;

l)	not take any action or omit to take any action whereby any Intellectual Property included in the Acquired Assets may lapse, become abandoned, dedicated to the public, or unenforceable;

m)
operate the Wholesale Business (including the businesses associated with the Customer Sandwich Leases and the Facilities, and the assets used in providing and services to be provided under the Transition Services Agreement and the 3PL Agreement) in the ordinary course consistent with past practices and use commercially reasonable efforts to preserve intact its goodwill, keep available the services of its employees, and preserve the goodwill and business relationships with its suppliers, Wholesale Customers and others having business relationships with it;

n)
comply with all terms and conditions of the Customer Sandwich Leases in all material respects, and not commit any act or omit to do any act, which may cause a material breach of any of the Customer Sandwich Leases (and the Seller Companies shall provide Purchaser prompt notice of any such breach declared by a counterparty to such agreements); and

o)	not enter into any contract or agreement, or take any action or omit to take any action, that is inconsistent with any of the foregoing.

Execution Version

Section 8.2 Third Party Consents.  Prior to Closing, the Seller Companies shall make commercially reasonable efforts, upon Purchaser’s request, to obtain in a diligent and prompt manner all Third Party Consents, including, but not limited to, those referenced on Section 4.5 of the Seller Disclosure Schedule.

Section 8.3 Cooperation.  Subject to the terms and conditions herein provided, the parties agree to use commercially reasonable efforts to satisfy, or cause to be satisfied, all conditions precedent to the obligations to consummate the transactions contemplated by this Agreement, and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, including, but not limited to, the Conditions of Closing set forth in ARTICLE VII.

Section 8.4 Access and Right of Inspection.  Prior to the Closing Date, each Seller Company shall (i) afford Purchaser and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to all offices and other facilities, all books and records and all employees and personnel of such Seller Company relating to the Wholesale Business as Purchaser may reasonably request, (ii) permit Purchaser and its authorized representatives to make such inspections and to make copies during such inspections, at Purchaser’s expense, of such books and records relating to the Wholesale Business as they may reasonably require, and (iii) furnish Purchaser and its authorized representatives with such financial and operating data and other information and other information concerning the Wholesale Business as they may from time to time reasonably request; provided, that, no investigation pursuant to this Section 8.4 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated by this Agreement.  All such investigations, inspections, copying, and information requests shall be conducted so as not to unreasonably interfere with the operations of the Wholesale Business, and not to impact the Retail Business.

Execution Version

Section 8.5 Conveyance and Other Taxes.

a)
Notwithstanding any other provision of this Agreement to the contrary, all excise, transfer, gross receipts, litter control, documentary, sales, use, gross receipts, stamp, registration, filing, recordation and other similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties incurred in connection with this Agreement or resulting from the transactions contemplated by this Agreement, including, but limited to, the Inventory Agreement (collectively, “Conveyance Taxes”), shall be borne equally by Seller and Purchaser and shall be paid by the responsible party on the Closing Date or as soon thereafter as necessary or required.  The party responsible shall file all necessary tax returns with respect to all such Conveyance Taxes, and, to the extent required by applicable law, the other party will join in the execution of any such returns.

b)
All real property taxes, personal property taxes or similar ad valorem taxes levied with respect to the Acquired Assets for any taxable period that includes the day before the Closing and ends on or after the Closing, whether imposed or assessed before or after the Closing, shall be prorated between Seller and Purchaser as of 12:00:01 a.m. on the date of the Closing.

c)
Any amounts not determinable as of the Closing or reflected on the Closing Statement will be taken into account at the Closing based on good faith estimates with the actual amount to be calculated by Purchaser and Seller as soon as practicable after the actual amounts are determinable with an appropriate adjustment to be made by the appropriate party within 30 calendar days after determination.

d)
Promptly upon execution of this Agreement, the Seller Companies agree to use reasonable efforts to obtain tax clearance certificates from the Commonwealth of Pennsylvania evidencing the payment of all Taxes with regard to each Seller Company (including, but not limited to, from the Pennsylvania Department of Labor and Industry and the Pennsylvania Department of Revenue), and to reasonably cooperate with Purchaser’s filing of  similar requests for tax clearance certificates from the State of New York with regard to each Seller Company (the “Tax Clearances”).

Section 8.6 Conversion of GU Stores.  During the ninety (90) day period following the Closing, Purchaser will discuss, in good faith, with GU Markets LLC (“GU”) whether GU is interested in selling to Seller or a “Big M” operator one (1) or more of GU’s operating subsidiaries and/or converting one (1) or more stores to the “Big M” banner.  Nothing herein, however, shall require GU, Seller or a “Big M” operator to undertake any such purchases or conversions.

Execution Version

Section 8.7 Maintenance of Customer Sandwich Leases.  Following the Closing, provided that the other parties to each Customer Sandwich Lease are not in default thereunder, the Seller Companies (which, for the limited purposes of this Section 8.7, shall be deemed to include Sunrise Properties, Inc., a wholly-owned subsidiary of Seller) shall comply with all terms and conditions of such Customer Sandwich Lease, and not commit any act or omit to do any act which would cause a material breach of such Customer Sandwich Lease (and the Seller Companies shall provide Purchaser prompt notice of any such material breach declared to a Seller Company by a counterparty to any such agreement).  Prior to (i) terminating (whether through a failure to renew the then current term, negotiating a buy-out or release from the counterparty, declaring a default or breach under the lease document or otherwise), (ii) assigning, licensing, subleasing or otherwise conveying or encumbering its leasehold interest, (iii) amending a material provision (including, but not limited to, the term, permitted use, exclusivity or rent), under a Customer Sandwich Lease (or agreeing to do any of the foregoing), the Seller Companies shall provide Purchaser with advance notice of any such action, and the Purchaser shall have the right to receive an assignment of the Customer Sandwich Lease (to the extent permitted thereunder) upon its assumption of the Seller Companies’ liabilities thereunder; provided, however, that if a Seller Company shall have received a bona fide written offer from the counterparty to a Customer Sandwich Lease to pay an amount in cash to such Seller Company in exchange for its termination, transfer, amendment or allowing the expiration of such Customer Sandwich Lease, such Seller Company shall provide the Purchaser advance notice of such action, and the Purchaser shall be obligated to pay to Seller the amount offered by such counterparty if Purchaser elects to exercise its right to receive an assignment of such Customer Sandwich Lease at the time of such exercise.

Section 8.8 Excess Customer Collateral; Bad Debt Reserve.

a)
The Seller Companies and Purchaser acknowledge that, in connection with the Closing, Purchaser will succeed to the interests of the Seller Companies under the Customer Agreements, including, but not limited to, the Customer Security Agreements, Customer UCC Filings and the Customer Guarantees (which may secure amounts owed to Seller under the Customer Sandwich Leases).  If, following the Closing, Purchaser elects to liquidate any of the collateral secured by these documents or to otherwise pursue its remedies thereunder with regard to a Wholesale Customer with a Customer Sandwich Lease, Purchaser will (to the extent allowed by law) hold in trust for the benefit of, and within thirty (30) days of receipt pay to, the Seller Companies, any liquidation proceeds from such collateral that Purchaser receives that are in excess of the amounts then owed to Purchaser (including any costs of collection and enforcement); provided, that, the proceeds paid to the Seller Companies shall not exceed the amount owed to the Seller Companies by the Wholesale Customer under the Customer Sandwich Leases plus fifty percent (50%) of any proceeds remaining after Purchaser and the Seller Companies have been fully paid.

Execution Version

b)
Set forth on Schedule 8.8(b) attached hereto is a list of each Wholesale Customer whose indebtedness is included in Seller’s bad debt reserve as of the Closing (together with any other Wholesale Customers as mutually agreed to, the “Bad Debt Customers”) with the dollar amount of the different types of collateral securing such indebtedness (the total collateral amount for such Bad Debt Customer, the “Collateral Amount”, and all such amounts collectively, the “Total Collateral Amount”) set across from its name.  Such schedule shall be updated by the Seller Companies within two weeks of Closing.

c)
Upon a Bad Debt Customer becoming one week past due at any time after the Closing and prior to the later of (i) the last day of the term of the 3PL Agreement, or (ii) February 15, 2011 (the “Collection Deadline”), Purchaser shall take (or, in accordance with the Transition Services Agreement, shall cause the Seller Companies to take) the actions set forth on Schedule 8.8(c) hereto, in the order in which they are listed from top to bottom, that are reasonably necessary, in Purchaser’s good faith judgment, to collect the maximum amount from such Bad Debt Customer.  Upon any peaceful surrender of the collateral of such Bad Debt Customer prior to the Collection Deadline, Purchaser shall take the following actions as soon as reasonably practicable subsequent to such surrender, as applicable, in order to attempt to collect the maximum amount from such Bad Debt Customer:

(i)  liquidate, sell, or otherwise dispose of any inventory held by such Bad Debt Customer, and the Seller Companies shall, upon Purchaser’s request, purchase any such inventory from Purchaser at a purchase price to be negotiated in good faith subsequent to such request;

(ii) liquidate, sell, or otherwise dispose of any equipment held by such Bad Debt Customer;

(iii) among other things, attempt to stop payment to DSD vendors or return product to such vendors; or

(iv)  among other things, apply any credits, deposits, rebates, pre-paid receivables or other amounts then owed to or otherwise held by Purchaser (including, but not limited to, amounts relating to M.O. deposits/Mfg. Cpn Rec./Annual Purchase Rebate).

Execution Version

The “Cumulative Shortage Amount” shall initially be zero.  In the event that Purchaser takes each of the applicable actions described above prior to the Collection Deadline with respect to the collateral of a Bad Debt Customer: (A) the Cumulative Shortage Amount shall increase by the extent that the dollar amounts collected by Purchaser from such Bad Debt Customer prior to the Collection Deadline are less than such Bad Debt Customer’s Collateral Amount, and (B) the Cumulative Shortage Amount shall decrease by the extent that the dollar amounts collected by Purchaser from such Bad Debt Customer are more than such Bad Debt Customer’s Collateral Amount.  C&S shall notify the Seller Companies of the amount it has collected from such Bad Debt Customer within twenty (20) days of completing their liquidation.

In the event that as of the beginning of any Seller fiscal quarter ending prior to the Collection Deadline, or upon the Collection Deadline for that pro-rata quarter, the Cumulative Shortage Amount is greater than or equal to zero, and the amounts collected by Purchaser from all Bad Debt Customers (“Quarter Bad Debt Collections”) in that period are less than the sum of the Collateral Amounts of such Bad Debt Customers (“Quarterly Collateral Amounts”), Seller shall pay Purchaser, by wire transfer of immediately available funds to an account designated in writing by Purchaser the difference in the amount between the Quarter Bad Debt Collections and the Quarterly Collateral Amount.

In the event that as of the beginning of any Seller fiscal quarter ending prior to the Collection Deadline, or upon the Collection Deadline for that pro-rata quarter, the Cumulative Shortage Amount is greater than or equal to zero, and the Quarter Bad Debt Collections in that period are more than the Quarterly Collateral Amounts, Purchaser shall reimburse Seller, by wire transfer of immediately available funds to an account designated in writing by Seller the lesser of: (a) the difference in the amount between the Quarter Bad Debt Collections and the Quarterly Collateral Amount and (b) the Cumulative Shortage Amount.

In the event that as of the beginning of any Seller fiscal quarter ending prior to the Collection Deadline, or upon the Collection Deadline for that pro-rata quarter, the Cumulative Shortage Amount is less than zero, the Quarter Bad Debt Collections in that period are less than the Quarterly Collateral Amounts, and the sum of: (a) the Cumulative Shortage Amount and (b) the difference between the Quarterly Collateral Amounts and the Quarter Bad Debt Collections is greater than zero, Seller shall pay Purchaser, by wire transfer of immediately available funds to an account designated in writing by Purchaser an amount equal to such sum.

 In the event that as of the beginning of any Seller fiscal quarter ending prior to the Collection Deadline, or upon the Collection Deadline for that pro-rata quarter, the Cumulative Shortage Amount is less than zero, and the Quarter Bad Debt Collections in that period are more than the Quarterly Collateral Amounts, no payments are to be made for the current quarter.

Execution Version

Notwithstanding any other provision to the contrary herein, any amounts payable by the Seller Companies or the Purchaser pursuant to this Section 8.8 shall not be subject to Article XI hereof or any of the limitations therein.

Section 8.9  Covenant Not to Compete/Solicit.

a)
From and after the Closing until the fifth anniversary of the Closing Date, to protect and preserve the value of the Acquired Assets and the Wholesale Business, the Seller Companies (and their Affiliates) shall not, without the prior written approval of Purchaser, directly or indirectly, solicit, encourage, entice or induce any Wholesale Customer, New Customer or other prospective wholesale customer within the same geographic area as the Wholesale Business ("Prospective Customer") to enter into a supply agreement or any other arrangement to supply product or services to such customer for the account of a Seller Company (or an Affiliate); or enter into with any Wholesale Customer, New Customer or Prospective Customer a supply agreement or any other arrangement to supply  product or services to such customer for the account of a Seller Company (or an Affiliate).  Further, from and after the date hereof until February 15, 2011, to protect and preserve the value of the Acquired Assets and the Wholesale Business, the Seller Companies (and their Affiliates) shall not, without the prior written approval of Purchaser, open any new Corporate Stores through the construction or development of a new supermarket building or the re-development of an existing non-supermarket building in the same geographic area as the Wholesale Customers.  Notwithstanding the foregoing, the Seller Companies (and their Affiliates) shall have no obligation to refrain from: (i) providing the Additional Services, as defined in the Transition Services Agreement, to the Wholesale Customers, and (ii) providing any of the services to be provided under the Transition Services Agreement or the 3PL Agreement.

b)
Each of the Seller Companies and Purchaser acknowledges that the covenants contained in this Section 8.9 were a material and necessary inducement for Purchaser to agree to the transactions contemplated hereby, and that violation of any covenants contained in this Section 8.9 will cause irreparable and continuing damage to Purchaser, that Purchaser shall be entitled to injunctive or other equitable relief from any court of competent jurisdiction restraining any further violation of such covenants and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which Purchaser may be entitled.

c)
If it is ever held by any court of competent jurisdiction that the restrictions placed on a Seller Company under this Section 8.9 are too onerous and are not necessary for the protection of Purchaser, each party to this Agreement agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider to be necessary or appropriate to properly protect the other party or parties hereto.

Execution Version

Section 8.10 Publicity.  Prior to or following the Closing, neither Purchaser nor a Seller Company shall issue or approve a news release or other announcement concerning this Agreement or the terms and conditions set forth hereunder without the prior written approval of the other party hereto as to the contents of the announcement and/or its release.  The provisions of this Section shall not be applicable to any required governmental filings, including those required under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; provided, however, that the parties agree to provide each other at least 24 hours advance notice of (and opportunity to comment on) each instance of any such filings containing information about this Agreement or the terms and conditions set forth hereunder that has not already been publicly disclosed.

Section 8.11 Confidentiality.  Except as may be required by applicable Laws (and in such instance, after providing advance notice to the other party if possible) and subject to Section 8.10 above, Purchaser and the Seller Companies shall keep the existence of this Agreement, and its terms and conditions, confidential, and neither party shall disclose the existence of this Agreement, or its terms or conditions, to any third party without the prior consent of the other party (with the exception of financial advisors, attorneys, third party auditors and other professional advisors who have been apprised of these confidentiality provisions and agreed to abide by them).  The parties acknowledge that this Agreement, its terms and conditions and the transactions contemplated herein are and remain subject to that certain Confidentiality Agreement between the parties dated January 26, 2007.

Section 8.12 Subsidiaries.  Seller shall cause its direct and indirect wholly-owned subsidiaries, including, but not limited to, Sunrise Properties, Inc. and Big M, to take all actions and to execute any and all documents prior to or at Closing that are required to consummate the transactions contemplated in this Agreement and the Related Agreements.  Seller represents and warrants that it has all corporate power and authority necessary to cause such subsidiaries to take such actions prior to or at Closing.

Section 8.13  Updates of Seller Disclosure Schedule.  From time to time prior to the Closing, and with respect to Section 4.21 hereof, prior to the Employee Closing, the Seller Companies may supplement or amend the Seller Disclosure Schedule with respect to any matter hereafter arising or occurring which a Seller Company believes has or may result in any representation or warranty in this Agreement to be untrue, incomplete or inaccurate in any respect when made.  The Seller Companies shall so supplement or amend the Seller Disclosure Schedule by delivering to Purchaser such supplement or amendment to the Seller Disclosure Schedule, or an amended and restated Seller Disclosure Schedule containing such supplement or amendment, prior to the Closing or the Employee Closing, as the case may be; provided, however, that if such supplement or amendment is delivered less than two (2) business days prior to the then anticipated Closing or Employee Closing, such closing shall be postponed to a time two (2) business days from such delivery.  No such supplement or amendment of the Seller Disclosure Schedule made pursuant to this Section shall limit or modify the conditions to Closing set forth in Article VII hereof or constitute an acknowledgment or admission of a breach of this Agreement.  If the Seller Companies supplement or amend the Seller Disclosure Schedule to describe any such matter hereafter arising or occurring pursuant to this Section 8.13, and either: (a) such matter involves a change in the Wholesale Customers listed on Section 4.9(a) of the Seller Disclosure Schedule (or their purchases), and such changes would not have a Material Adverse Effect on the Wholesale Business, or (b) such matter results in the condition at Section 7.1(a) hereof being incapable of being satisfied and Purchaser elects to consummate the Closing by waiving in writing the Seller Companies’ satisfaction of such condition at Section 7.1(a), any breach of any representation or warranty existing hereunder by reason of such matter shall be deemed cured, and the Seller Companies shall have no indemnification obligations or other liability for any such breach pursuant to this Agreement or otherwise.  Except as expressly set forth in the immediately preceding sentence, nothing herein is intended to limit, diminish or otherwise restrict Purchaser’s right to indemnification under this Agreement.

Execution Version

Section 8.14  Trade Payables.  Following the Closing, the Seller Companies shall pay (in the ordinary course and consistent with applicable terms) all trade accounts payable incurred by the Seller Companies in the ordinary course of the Wholesale Business prior to the Closing Date that remain unpaid as of the Closing Date.  The Seller Companies shall notify Purchaser, on a weekly basis, of the payables that have been paid that week.  As of the date of this Agreement, the Seller Companies have not received written notice from any trade account creditor stating that any trade payable is delinquent or over-due or will be subject to any contest or collection action.

Section 8.15  Rebate True-Up.  Within thirty (30) days following the Closing Date, Purchaser and the Seller Companies will true-up the dollar amount of the Purchase Rebates against actual results.

ARTICLE IX

EMPLOYEE MATTERS

Section 9.1 Offers of Employment.  Purchaser will offer employment to all Wholesale Employees as soon as reasonably practicable, and in any case within three (3) days of the date hereof, such employment to commence as of the Employee Closing, subject to Purchaser’s customary screening process for employees.  Nothing herein shall obligate Purchaser to provide employment to any Wholesale Employee for any specific period of time, or prohibit Purchaser from terminating any employee for any reason.  If, following the Employee Closing, Purchaser identifies an employee of Seller who was not identified as a Wholesale Employee by Seller on Section 4.21(a) of the Seller Disclosure Schedule, but Purchaser elects to hire such employee, the parties agree to meet and discuss an appropriate adjustment (and, if applicable, reimbursement to Purchaser with respect to any amounts prepaid) to the Purchase Price and/or the payments made by Purchaser to Seller pursuant to the Transition Services Agreement.

Execution Version

Section 9.2 Employee Benefits.  Purchaser shall provide to all Wholesale Employees who accept employment with the Purchaser (“Hired Wholesale Employees”) employee benefits in accordance with employee benefit plans (such as defined benefit plans, defined contribution plans and welfare benefit plans), programs, policies and pay practices (such as vacations, bonuses, severance and short-term disability leaves) which shall be equivalent to the benefits provided to similarly situated employees of Purchaser.  Nothing herein shall require Purchaser to assume, adopt or continue any employee benefits plan, programs, policies, or pay practices of Seller.  Purchaser shall be responsible for all salaries, bonuses and severance, if any, associated with the Hired Wholesale Employees accruing for any period beginning on or after the Employee Closing.

For each Hired Wholesale Employee who participates in any welfare benefit plan, or is subject to any policy or pay practice, of Purchaser, to the extent permitted under the applicable welfare benefit plan, both Purchaser and the applicable welfare benefit, policy and pay practice shall (i) not require a physical examination or other proof of insurability, and (ii) waive all coverage exclusions and limitations relating to waiting periods or pre-existing conditions, with respect to any of the Hired Wholesale Employees or any dependent covered by comparable welfare benefit plan, policy or pay practice of the Seller in effect as of the Closing.

Purchaser shall take such actions as are necessary to ensure that the Hired Wholesale Employees’ service with Seller and Seller’s Affiliates completed prior to the Employee Closing (“Past Service”) shall be considered service with Purchaser completed after the Employee Closing for all purposes under any welfare benefit plan (as defined in section 3(1) of ERISA, excluding any post-retirement welfare plans), including all severance plans and policies of Purchaser.  Further, Purchaser shall take such actions as are necessary to ensure that the Hired Wholesale Employees’ Past Service shall be considered service with Purchaser completed after the Employee Closing for eligibility to participate and vesting purposes (but not benefit accrual) under any pension benefit plan (as defined in Section 3(2) of ERISA) maintained by Purchaser in which the Hired Wholesale Employees are eligible to participate.

Section 9.3  Excluded Employee Liabilities.  Purchaser will not assume (i) any liabilities or obligations arising out of the employment of or in connection with the Hired Wholesale Employees or any other employee matters existing on  the date of the Employee Closing, or arising after such time in connection with or as a result of the employment of the Hired Wholesale Employees by the Seller Companies prior to the Employee Closing (whether absolute, accrued, contingent, known or unknown or otherwise, and whether filed or asserted prior to, on or after the date of the Employee Closing), including, without limitation, any liabilities or obligations with respect to any accrued but unused vacation, sick leave, personal days or other accrued paid time off, any workers’ compensation, multi-employer or company pension plan, COBRA, disability benefit and medical benefit claims (including loss development and costs associated with claims incurred prior to the date of the Employee Closing), or attributable to or incurred by the Seller Companies arising from, or relating to, any collective bargaining agreement, bonus, incentive, deferred compensation, insurance, severance, termination, retention, change of control, employment, stock option, stock appreciation, stock purchase, phantom stock or other equity-based benefit, retiree benefit plan, program, agreement or arrangement or (ii) any and all liabilities and obligations of the Seller Companies or otherwise, incurring or accruing at any time, with respect to the Penn Traffic Employees (as defined in Section 9.4) or any Wholesale Employees who do not become employees of Purchaser (collectively, the “Employee Liabilities”).

Execution Version

Section 9.4  No Joint Employer.  The Seller Companies and Purchaser are independent contractors.  Neither the Seller Companies nor Purchaser has the right or power, express or implied, to do any act or thing that would bind the other party, except as expressly set forth herein.  All employees at or related to the Facilities, or relating to the Dubois or Syracuse divisions or the Corporate Stores, or relating to the Retail Accounting Personnel or the Corporate Division Personnel or otherwise employed by the Seller Companies, with the exception of the Hired Wholesale Employees (collectively, the “Penn Traffic Employees”), are and will continue to be the employees solely of one of the Seller Companies, unless otherwise agreed by the parties.  Nothing in this Agreement shall alter the status of the Penn Traffic Employees, and the Penn Traffic Employees shall not be considered or deemed in any way to be employees of Purchaser.  Purchaser shall not exercise any authority over the Penn Traffic Employees, including, but not limited to, selecting, engaging, fixing the compensation of, discharging and otherwise managing, supervising and controlling the Penn Traffic Employees and no joint employer relationship shall exist.  Once employed by Purchaser pursuant to Section 9.1 above, the Hired Wholesale Employees will be the employees solely of Purchaser.  The Seller Companies shall not exercise any authority over the Hired Wholesale Employees, including, but not limited to, selecting, engaging, fixing the compensation of, discharging and otherwise managing, supervising and controlling the Hired Wholesale Employees and no joint employer relationship shall exist.  Notwithstanding the preceding, each Seller Company agrees that the Hired Wholesale Employees currently based in the Facilities will continue to work at the Facilities unless and until Purchaser decides to change their location base.  During such time as any Hired Wholesale Employee continues to work at either Facility, such employee of Purchaser shall comply with the Seller Companies’ access and security policies with respect to that Facility.

Section 9.5 No Third Party Beneficiaries.  No provision of this Agreement shall create any third party beneficiary rights in any Wholesale Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Wholesale Employee by Purchaser or under any benefit plan which Purchaser may maintain.

Execution Version

ARTICLE X

TERMINATION

Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned only as follows:

a)	By mutual written consent of Seller and Purchaser;

b)
At the written election of Seller or Purchaser, if the other party to this Agreement shall have materially breached or violated any representation, warranty or obligation contained herein that is within such party’s respective control to perform, and such breach or violation shall not have been cured within ten (10) days (or such longer period as may be necessary to cure the same with due diligence) after written notice thereof has been given to such party in breach; or

c)
By either Seller or Purchaser in the event that the Closing has not taken place by December 22, 2008 (unless the party seeking to terminate this Agreement is in material breach of its obligations hereunder and such breach caused or resulted in the failure of the Closing to occur on or before such date).

Section 10.2 Effect of Termination.  In the event of the termination or abandonment of this Agreement by either party hereto pursuant to the terms of this Agreement, there shall be no liability or obligation thereafter on the part of either Purchaser, Seller, or their respective officers, directors or stockholders, except for (i) fraud, or (ii) material breach or violation of any obligation under this Agreement prior to such termination or abandonment.

ARTICLE XI

INDEMNIFICATION

Section 11.1  Indemnification of Seller.  Subject to the limitations set forth in this Article XI, Purchaser shall indemnify Seller and shall defend and hold Seller and its Affiliates, and their respective officers, directors, members, agents, advisors and representatives (“Seller Indemnified Persons”), harmless from and against any and all liabilities, losses, costs, damages, fines, penalties, judgments, settlements and expenses (including reasonable attorney’s fees and expenses incurred in defending or prosecuting any claim for any such liabilities, losses, costs, damages, judgments, settlements or expenses) (collectively, “Losses”) arising out of or resulting from:

a)
any breach by Purchaser of any of Purchaser’s representations or warranties contained in this Agreement, in any certificate or other instrument delivered to Seller required by this Agreement, or in the Transition Services Agreement;

Execution Version

b)
any breach by Purchaser of any of Purchaser’s covenants or other agreements contained in this Agreement, in any certificate or other instrument delivered to Seller required by this Agreement, or in the Transition Services Agreement;

c)
the ownership, use, operation, maintenance or management of the Acquired Assets or the Wholesale Business from and after the Closing (provided, that, such Losses do not arise or result from a breach of a representation or warranty hereunder by a Seller Company); and

d)	the Assumed Liabilities.

The aggregate indemnification obligations for Losses under Section 11.1(a) shall not exceed $10,000,000.  No claim for Losses arising out of any breach of the representations and warranties shall be made under Section 11.1(a) unless the aggregate amount of Losses for which claims are made under Section 11.1(a) exceeds $300,000 (“Purchaser’s Basket”), in which case the Seller Indemnified Persons shall be entitled to seek compensation for all Losses on a first dollar basis.  Notwithstanding anything contained in this Agreement to the contrary, Purchaser shall have no obligation to provide indemnification pursuant to Section 11.1(a) (and no amount shall be deducted from the Purchaser’s Basket) with respect to any individual claim for indemnification by a Seller Indemnified Person except to the extent that the amount of indemnification to which Seller shall have become entitled under Section 11.1(a) shall exceed $5,000 (or $3,000 in the case of representations and warranties in the Transition Services Agreement), in which event all amounts with respect to such individual claim, including the first $5,000 (or $3,000 in the case of representations and warranties in the Transition Services Agreement), shall be applied against the Purchaser’s Basket.  Any Losses for which any Seller Indemnified Person shall be entitled to be indemnified by or otherwise recover from the Purchaser under the terms of this Article XI or the Related Agreements shall be reduced to the extent those same Losses (arising or resulting from the same event(s) or circumstance(s)) have already been recovered by such Seller Indemnified Person under this Article XI or the Related Agreements, provided, that, nothing herein is intended to waive or limit a Seller Indemnified Person’s right to seek future indemnification for subsequent events or circumstances of a similar nature.

Section 11.2  Indemnification of Purchaser.  Subject to the limitations set forth in this Article XI, the Seller Companies shall indemnify Purchaser and shall defend and hold Purchaser and its Affiliates, and their respective officers, directors, members, agents, advisors and representatives (“Purchaser Indemnified Persons”), harmless from and against any and all Losses arising out of or resulting from:

a)
any breach by the Seller Companies of any of the Seller Companies’ representations or warranties contained in this Agreement, in any certificate or other instrument delivered to Purchaser required by this Agreement, or in the Transition Services Agreement;

Execution Version

b)
any breach by the Seller Companies of any of the Seller Companies’ covenants or other agreements contained in this Agreement, in any certificate or other instrument delivered to Purchaser required by this Agreement, or in the Transition Services Agreement;

c)
the ownership, use, operation, maintenance or management of the Acquired Assets or the Wholesale Business prior to the Closing (provided, that, such Losses do not arise or result from a breach of a representation or warranty hereunder by Purchaser);

d)	any matters set forth in Section 4.14 of the Seller Disclosure Schedule (or any update thereto); and

e)	the Excluded Liabilities.

The aggregate indemnification obligations for Losses under Section 11.2(a) shall not exceed $10,000,000. No claim for Losses arising out of any breach of the representations and warranties shall be made under Section 11.2(a) unless the aggregate amount of Losses for which claims are made under Section 11.2(a) exceeds $300,000 (“Seller’s Basket”), in which case the Purchaser Indemnified Persons shall be entitled to seek compensation for all Losses on a first dollar basis.  Notwithstanding anything contained in this Agreement to the contrary, the Seller Companies shall have no obligation to provide indemnification pursuant to Section 11.2(a) (and no amount shall be deducted from the Seller’s Basket) with respect to any individual claim for indemnification by a Purchaser Indemnified Person except to the extent that the amount of indemnification to which such Purchaser Indemnified Person shall have become entitled under Section 11.2(a) shall exceed $5,000 (or $3,000 in the case of representations and warranties in the Transition Services Agreement), in which event all amounts with respect to such individual claim, including the first $5,000 (or $3,000 in the case of representations and warranties in the Transition Services Agreement), shall be applied against the Seller’s Basket.  Any Losses for which any Purchaser Indemnified Person shall be entitled to be indemnified by or otherwise recover from the Seller Companies under the terms of this Article XI or the Related Agreements shall be reduced to the extent those same Losses (arising or resulting from the same event(s) or circumstance(s)) have already been recovered by a Purchaser Indemnified Person under this Article XI or the Related Agreements, provided, that, nothing herein is intended to waive or limit a Purchaser Indemnified Person’s right to seek future indemnification for subsequent events or circumstances of a similar nature.

Section 11.3  Procedure for Indemnification.  The procedure to be followed in connection with any claim for indemnification by Seller Indemnified Persons under Section 11.1 or Purchaser Indemnified Persons under 11.2 is set forth below:

a)
Notice.  Whenever any indemnified party shall have received notice that a claim has been asserted or threatened against such indemnified party, which, if valid, would subject the indemnifying party to an indemnity obligation under this Agreement, the indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to so notify the indemnifying party shall not relieve the indemnifying party of its indemnification obligations hereunder, except to the extent the indemnifying party is actually prejudiced thereby.  Any such notice must be made to the indemnifying party not later than (i) the expiration of the applicable survival period specified in Section 13.10 below with regard to indemnification claims under Section 11.1(a) or Section 11.2(a) above, (ii) the expiration of the applicable survival period specified in Section 13.11 below with regard to indemnification claims under Section 11.1(b) or Section 11.2(b) above, or (iii) the expiration of the applicable statutes of limitation with regard to indemnification claims under Sections 11.1(c) or 11.1(d) or Sections 11.2(c), 11.2(d) or11.2(e) above.

Execution Version

b)
Defense of a Third Party Claim.  If any third party shall notify any party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) that may give rise to a claim for indemnification against any other party (the “Indemnifying Party”) under this Article XI, the Indemnifying Party will have the right, but not the obligation, to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 30 days after the Indemnified Party has given notice of the Third Party Claim, so long as the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.  Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonable determines, after conferring with its outside counsel and the Indemnifying Party’s outside counsel, cannot be separated from any related claim for money damages.  If such equitable relief or other relief portion of the Third Party Claim can be so separated from that portion for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with the first paragraph of this Section 11.3(b), the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided that the Indemnifying Party shall control such defense.  Whether or not the Indemnifying Party is conducting the defense of the Third Party Claim (i) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld, delayed or conditioned unreasonably), and (ii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld, delayed or conditioned unreasonably).

Execution Version

In the event the Indemnifying Party fails to assume the defense of a Third Party Claim, or the Indemnifying Party is subject to bankruptcy, insolvency, receivership or similar proceedings, or the condition in the first paragraph of this Section 11.3(b) is or becomes unsatisfied after written notice has been provided to the Indemnifying Party and the Indemnifying Party fails to cure the matter unsatisfied (such cure period to be no more than ten days or such lesser period if after such ten day period the Indemnified Party would be prejudiced in the defense of such Third Party Claim) then, (i) the Indemnified Party may, at the cost and expense of the Indemnifying Party, assume control of the defense of such Third Party Claim (and the Indemnified Party need not consult with any Indemnifying Party in connection therewith) and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it reasonably may deem appropriate (subject to the Indemnifying Party’s consent (not to be withheld, delayed or conditioned unreasonably)), and (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses).  Regardless of the party who defends against such Third Party Claim, the other party agrees to cooperate in good faith with the defending party.

c)
Non-Third Party Claims.  If a party obtains knowledge that it has sustained any Losses not involving a Third Party Claim which such party reasonably believes may give rise to a claim for indemnification from another party hereunder, such Indemnified Party shall deliver notice of such claim to the Indemnifying Party, together with a brief description of the facts and data which support the claim for indemnification; provided, however, that failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced thereby.  Any such notice must be made to the Indemnifying Party not later than (i) the expiration of the applicable survival period specified in Section 13.10 below with regard to indemnification claims under Section 11.1(a) or Section 11.2(a) above, (ii) the expiration of the applicable survival period specified in Section 13.11 below with regard to indemnification claims under Section 11.1(b) or Section 11.2(b) above, or (iii) the expiration of the applicable statutes of limitation with regard to indemnification claims under Sections 11.1(c) or 11.1(d) or Sections 11.2(c), 11.2(d) or 11.2(e) above.

Section 11.4  Limitations on Liability.  Neither Seller Companies nor Purchaser shall in any event be liable to each other, the Seller Indemnified Persons or Purchaser Indemnified Persons, as applicable, on account of any indemnity obligation set forth in this Article XI for any indirect, consequential, special, incidental or punitive damages, subject to the remainder of this provision.  The Seller Companies and Purchaser acknowledge and agree that for purposes of this Article XI, any damages actually paid by either of them to a third party shall be considered direct damages rather than indirect, consequential, special, incidental or punitive damages.  Further, notwithstanding the foregoing and anything to the contrary set forth herein, the parties acknowledge that the Purchase Price was calculated by multiplying 4 by the Seller’s Wholesale EBITDA, and if any breach of the representations and warranties of the Seller Companies in Article IV of this Agreement results from or is caused by the actual Wholesale EBITDA having been lower than the Wholesale EBITDA set forth on the Adjusted Wholesale P&L Statement, the parties agree that the difference shall constitute Losses hereunder, that all such Losses shall be calculated by multiplying such difference by 4, and that the indemnified party shall be compensated for such Losses accordingly (subject to all the terms and conditions of this Article XI); provided, that, the calculation of Losses to determine if the Seller’s Basket has been satisfied shall use the multiplier of 1 (with the understanding, however, that once the Seller’s Basket is satisfied, all Losses will be paid on first-dollar basis, including but not limited to any Losses based upon the multiplier of 4).

Execution Version

Section 11.5 Set-Off.  In the event that either party fails to provide indemnification to the other party for Losses pursuant to the terms of this ARTICLE XI, the party entitled to indemnification may, upon twenty-four (24) hours’ written notice, set-off or recoup any amounts due from the party failing to provide the indemnification (e.g., the Losses) against any amounts due by the party entitled to indemnification to the other party under this Agreement or any other agreement between the parties, including, but not limited to, the Supply Agreement Amendment.

Section. 11.6  Tax Treatment of Indemnification Payments; Insurance Payments.  Seller and Purchaser agree to treat any payment made pursuant to this Article XI as an adjustment to the Purchase Price for federal, state and local income Tax purposes.  The amount of any Losses for which indemnification is provided under this Article XI shall be (i) net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Losses after taking into account recovery costs and the future premium increases reasonably likely to occur in connection with such recovery (ii) increased by the amount of any net Tax cost incurred by the indemnified party arising from the incurrence or payment of any such Losses (grossed up for such increase), and (iii) reduced to take account of any net Tax benefit (including as a result of any basis adjustment) actually realized by the indemnified party arising directly from the incurrence or payment of any such Losses.  In computing the amount of any such Tax cost or benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the incurrence or payment of any Losses hereunder.

Section 11.7 Exclusive Remedy.  In the absence of fraud or an intentional and knowing breach of this Agreement, and except with regard to remedies that cannot be waived as a matter of law and injunctive or provisional relief (including an action for specific performance), the indemnification provisions set forth in this Article XI shall provide the exclusive remedy for breach of any representation, warranty, covenant or agreement set forth in this Agreement, in any certificate or other instrument delivered required by this Agreement, or in the Transition Services Agreement.

Execution Version

ARTICLE XII

DEFINITIONS; RULES OF CONSTRUCTION

Section 12.1 Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth below:

a)
“Accounts Receivable” shall mean (i) all trade accounts receivable and other rights to payment from Wholesale Customers and the full benefit of all security for such accounts or rights to payment, including without limitation, all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to the Wholesale Customers, including receivables associated with payments made to DSD vendors and third parties by Seller Companies on behalf of Wholesale Customers, and (ii) all other accounts or notes receivable of Seller Companies and the full benefit of all security for such accounts or notes.

b)	“Acquired Assets” shall have the meaning set forth in Section 1.2 of this Agreement.

c)	“Adjusted Purchase Price” shall have the meaning set forth in Section 3.4 of this Agreement.

d)	“Adjusted Wholesale EBITDA” shall have the meaning set forth in Section 4.19(a) of this Agreement.

e)	“Adjusted Wholesale P&L Statement” shall have the meaning set forth in Section 4.19(a) of this Agreement.

f)
“Affiliate” shall mean, with respect to any person, each other person that is controlled by, or is under common ownership with such person.  For the purpose of this definition, “control” of a person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

g)	“Agreement” shall have the meaning set forth in the first paragraph of this Asset Purchase Agreement.

h)	“Applicable Law” shall have the meaning set forth in Section 4.16 of this Agreement.

Execution Version

i)	“Assignment and Assumption Agreement” shall have the meaning set forth in Section 7.2(c) of this Agreement.

j)	“Assumed Contracts” shall mean the contracts exclusively or materially relating to the Acquired Assets, the Wholesale Customers or the Wholesale Business.

k)	“Assumed Liabilities” shall have the meaning set forth in Section 2.1 of this Agreement.

l)	“Bad Debt Customers” shall have the meaning set forth in Section 8.8(b) of this Agreement.

m)	“Bill of Sale” shall have the meaning set forth in Section 7.2(b) of this Agreement.

n)	“Big M” shall have the meaning set forth in the first paragraph of this Agreement.

o)	“Bulk Sales Law” shall have the meaning set forth in Section 2.4 of this Agreement.

p)
“Cash” shall mean all cash or cash equivalents held by or under the control of the Seller Companies relating to the Wholesale Business, including without limitation, (i) cash or cash equivalents kept at the Facilities, (ii) cash or cash equivalents in till, kept in registers and safes, or physically in transit to or from the Facilities, and (iii) cash or cash equivalents in a bank account or other deposit arrangements belonging to the Seller Companies.

q)	“Closing” shall have the meaning set forth in Section 6.1 of this Agreement.

r)	“Closing Date” shall have the meaning set forth in Section 6.1 of this Agreement.

s)	“Closing Statement” shall have the meaning set forth in Section 7.2(h) of this Agreement.

t)	“Code” means the Internal Revenue Code of 1986, as amended;

u)	“Collateral Amount” shall have the meaning set forth in Section 8.8(b) of this Agreement.

v)	“Collection Deadline” shall have the meaning set forth in Section 8.8(c) of this Agreement.

w)	“Conditions of Closing” shall have the meaning set forth in ARTICLE VII of this Agreement.

Execution Version

x)	“Confidentiality Agreement” shall have the meaning set forth in Section 8.10 of this Agreement.

y)	“Conveyance Taxes” shall have the meaning set forth in Section 8.5 of this Agreement.

z)	“Corporate Division Personnel” shall have the meaning set forth in Section 4.21(i) of this Agreement.

aa)	“Corporate Stores” shall have the meaning set forth in the recitals to this Agreement.

bb)	“Cumulative Shortage Amount” shall have the meaning set forth in Section 8.8(c) of this Agreement.

cc)	“Customer Agreements” shall have the meaning set forth in Section 4.9(i) of this Agreement.

dd)	“Customer Guarantees” shall have the meaning set forth in Section 4.9(e) of this Agreement.

ee)	“Customer License Agreements” shall have the meaning set forth in Section 4.9(c) of this Agreement.

ff)	“Customer Notes” shall have the meaning set forth in Section 4.9(g) of this Agreement.

gg)	“Customer ROFR Agreements” shall have the meaning set forth in Section 4.9(h) of this Agreement.

hh)	“Customer Sandwich Leases” shall have the meaning set forth in Section 1.3(c) of this Agreement.

ii)	“Customer Security Agreements” shall have the meaning set forth in Section 4.9(d) of this Agreement.

jj)	“Customer Supply Agreements” shall have the meaning set forth in Section 4.9(b) of this Agreement.

kk)	“Customer UCC Filings” shall have the meaning set forth in Section 4.9(d) of this Agreement.

ll)	“Deficit Cases” shall have the meaning set forth in Section 3.3(a) of this Agreement.

Execution Version

mm)	“Employee Closing” shall have the meaning set forth in Section 6.2 of this Agreement.

nn)	“Employee Liabilities” shall have the meaning set forth in Section 9.3 of this Agreement.

oo)	“Equipment” shall have the meaning set forth in Section 1.2(b) of this Agreement.

pp)	“Excess Cases” shall have the meaning set forth in Section 3.3(a) of this Agreement.

qq)	“Excluded Assets” shall have the meaning set forth in Section 1.3 of this Agreement.

rr)	“Excluded Liabilities” shall have the meaning set forth in Section 2.2 of this Agreement.

ss)	“Facilities” shall have the meaning set forth in the recitals to this Agreement.

tt)	“Files and Records” shall have the meaning set forth in Section 1.2(c) of this Agreement.

uu)	“Final AR Balance” shall have the meaning set forth in Section 3.2 of this Agreement.

vv)	“GAAP” shall mean generally accepted accounting principles used in the United States of America, consistently applied.

ww)	“GM/HBC” shall have the meaning set forth in the recitals to this Agreement.

xx)	“GM/HBC Agreement” shall have the meaning set forth in the recitals to this Agreement.

yy)	“GM/HBC Amendment” shall have the meaning set forth in the recitals to this Agreement.

zz)	“Goodwill” shall have the meaning set forth in Section 1.2(e) of this Agreement.

aaa)	“Governmental Authority” shall mean any foreign, federal, state, local or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity.

bbb)	“GU” shall have the meaning set forth in Section 8.6 of this Agreement.

Execution Version

ccc)	“Hired Wholesale Employees” shall have the meaning set forth in Section 9.2 of this Agreement.

ddd)	“Indemnified Party” shall have the meaning set forth in Section 11.3(b) of this Agreement.

eee)	“Intellectual Property” shall have the meaning set forth in Section 4.22(a) of this Agreement.

fff)	“Interim AR Balance” shall have the meaning set forth in Section 1.2(h) of this Agreement.

ggg)	“Inventory Agreement” shall have the meaning set forth in the recitals to this Agreement.

hhh)	“IP Assignment” shall have the meaning set forth in the recitals to this Agreement.

iii)	“IP License” shall have the meaning set forth in the recitals this Agreement.

jjj)
any reference herein to (i) the “knowledge” of the Seller or the Seller Companies or matters “known” to the Seller or the Seller Companies shall mean the actual knowledge of or matters known by Greg Young, Tod A. Nestor, David Adamsen, Scott Brown and/or Daniel J. Mahoney, after a diligent review of applicable files and records, and (ii) the “knowledge” of the Purchaser or matters “known” to the Purchaser shall mean the actual knowledge of or matters known by James Weidenheimer and Michael Newbold, after a diligent review of applicable files and records.

kkk)	“Law” shall mean any statute, law, regulation, judgment, order or decree of any Governmental Authority.

lll)
“Liabilities” shall mean debts, liabilities, claims, security interests, encumbrances, demands, expenses, commitments and obligations (whether accrued or not, known or unknown, disclosed or undisclosed, fixed or contingent, asserted or unasserted, liquidated or unliquidated).

mmm)
“Liens” shall mean any lien, charge, claim, pledge, covenant, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, restriction, reservation, reversion, license, security agreement, option, right to purchase or other encumbrance.

nnn)	“Losses” shall have the meaning set forth in Section 11.1 of this Agreement.

Execution Version

ooo)
“Material Adverse Effect” means, with respect to the Purchaser, a Seller Company, the Seller Companies, or the Wholesale Business, as applicable (the Purchaser, a Seller Company, the Seller Companies, or the Wholesale Business being referred to in this subsection as such person), any change, development, event or effect (individually or in the aggregate) that is, or would be, or could reasonably be expected to be, materially adverse to the business, assets, financial condition or results of operations of such person or that would prevent or materially impair the ability of such party to consummate the transactions contemplated in this Agreement; it being specifically acknowledged that it shall constitute a Material Adverse Effect on the Wholesale Business if any one or more Wholesale Customers cease purchasing or reduce their purchases of products and/or services from the Seller Companies during the period between the date of this Agreement and the Closing Date (or provide notice to a Seller Company of its intention to cease or reduce such purchases on or after the Closing Date) and the projected decline in the Wholesale Business’ sales during the subsequent 12 months resulting from such cessation of or reduction in purchases (assuming identical sales during this 12-month period to those Wholesale Customers who did not cease or reduce their purchases, proportionally reduced sales to any Wholesale Customer that reduced its purchases, and no sales to a Wholesale Customer that ceased its purchases) represents a decline of greater than 5% of the sales of the Wholesale Business during the 12 months prior to the date hereof (a “5% Reduction”).  Notwithstanding the foregoing, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect (including any 5% Reduction): any adverse changes, events, developments or effects (A) arising from or relating to general business or economic conditions and which do not affect such person in a materially disproportionate manner compared to other persons operating in the same industry, (B) arising from or relating to any change in GAAP, (C) attributable to the announcement or pendency of the transactions contemplated hereby and by the Related Agreements (including any cancellations of or delays in customer agreements, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees) or resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement and the Related Agreements, (D) arising from or relating to statutes, laws, ordinances, rules or regulations issued by any Governmental Authority that do not disproportionately affect such person relative to other persons operating in the same industry, and (E) arising from or relating to the occurrence of any event of terrorism or war.  In determining whether there has been a Material Adverse Effect on the Seller, the Seller Companies or the Wholesale Business, internal forecasts or projections and the effect of expenses related to the transactions contemplated hereby and by the Related Agreements shall not be taken into account.

Execution Version

ppp)	“Material Third Party Consents” shall be designated on Section 4.5 of the Seller Disclosure Schedule.

qqq)	“Money Order Deposits” shall have the meaning set forth in Section 2.1(f) of this Agreement.

rrr)	“MOU” shall have the meaning set forth in the recitals to this Agreement.

sss)
“New Customers” shall mean independent supermarket operators and retailers that Purchaser begins to supply and/or service after the Closing Date that are located within the same geographic area as the Wholesale Business and supplied and/or serviced from the Facilities, but are not Wholesale Customers as of the Closing Date.

ttt)	“Past Service” shall have the meaning set forth in Section 9.2 of this Agreement.

uuu)	“Penn Traffic Employees” shall have the meaning set forth in Section 9.4 of this Agreement.

vvv)	“Permitted Liens” shall have the meaning set forth in Section 4.8 of this Agreement.

www)	“Proceedings” shall means any action, order, writ, injunction, judgment, decree, claim, suit, litigation, dispute, grievance, arbitration, investigation or other proceeding.

xxx)	“Produce Agreement” shall have the meaning set forth in the recitals to this Agreement.

yyy)	“Prospective Customer” shall have the meaning set forth in Section 8.9(a) of this Agreement.

zzz)	“Purchase Price” shall have the meaning set forth in Section 3.1 of this Agreement.

aaaa)	“Purchase Rebates” shall have the meaning set forth in Section 2.1(g) of this Agreement.

bbbb)	“Purchaser” shall have the meaning set forth in the first paragraph of this Agreement.

Execution Version

cccc)	“Purchaser’s Basket” shall have the meaning set forth in Section 11.1 of this Agreement.

dddd)	“Purchaser Indemnified Persons” shall have the meaning set forth in Section 11.2 of this Agreement.

eeee)	“Quarter Bad Debt Collections” shall have the meaning set forth in Section 8.8(c). of this Agreement.

ffff)	“Quarterly Collateral Amounts” shall have the meaning set forth in Section 8.8(c). of this Agreement.

gggg)	“Related Agreements” shall have the meaning set forth in the recitals to this Agreement.

hhhh)	“Restated Supply Agreement” shall have the meaning set forth in the recitals to this Agreement.

iiii)	“Retail Accounting Personnel” shall have the meaning set forth in Section 4.21(h) of this Agreement.

jjjj)	“Retail Business” shall have the meaning set forth in the recitals to this Agreement.

kkkk)
“Retained Information” shall mean (i) any and all Tax records that relate primarily to Taxes that are Excluded Liabilities pursuant to Section 2.2 hereof, and (ii) all files and records relating to Seller employees which cannot be transferred to Purchaser without either of the Seller Companies violating applicable Laws (provided, that, the Seller Companies shall provide such files and records to Purchaser after Closing upon receipt of an appropriate release or consent signed by any such employee in conformance with applicable Laws).

llll)	“Seller” shall have the meaning set forth in the first paragraph of this Agreement.

mmmm)	“Seller’s Base Level” shall have the meaning set forth in Section 3.3(c) of this Agreement.

nnnn)	”Seller’s Basket” shall have the meaning set forth in Section 11.2 of this Agreement.

oooo)	“Seller Disclosure Schedule” shall have the meaning set forth in the first paragraph of Article IV of this Agreement.

Execution Version

pppp)	“Seller Indemnified Persons” shall have the meaning set forth in Section 11.1 of this Agreement.

qqqq)	“Stores” shall have the meaning set forth in the recitals to this Agreement.

rrrr)	“Supply Agreement Amendment” shall have the meaning set forth in the recitals to this Agreement.

ssss)	“Tax Clearances” shall have the meaning set forth in Section 8.5 of this Agreement and in conformity with Commonwealth of Pennsylvania and State of New York laws and regulations as applicable.

tttt)
“Taxes” shall mean any foreign, federal, state or local income, gross receipts, franchise, license, severance, occupation, premium, environmental, customs duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, windfall profits, capital stock, stamp, transfer, workmen's compensation, or other tax of any kind whatsoever imposed by a Governmental Authority, including any interest, penalties, additions, assessments or deferred liability with respect thereto, whether disputed or not.

uuuu)	“Third Party Claim” shall have the meaning set forth in Section 11.3(b) of this Agreement.

vvvv)	“Third Party Consents” shall have the meaning set forth in Section 4.5 of this Agreement.

wwww)	“Total Collateral Amount” shall have the meaning set forth in Section 8.8(b) of this Agreement.

xxxx)	“3PL Agreement” shall have the meaning set forth in the recitals to this Agreement.

yyyy)	“Transition Services Agreement” shall have the meaning set forth in the recitals to this Agreement.

zzzz)	“Trip” shall mean the trip described on Section 4.17 of the Seller Disclosure Schedule.

aaaaa)	“Trip Expense” shall have the meaning set forth in Section 2.1(e) of this Agreement.

bbbbb)	“Warranties” shall have the meaning set forth in Section 1.2(d) of this Agreement.

Execution Version

ccccc)	“Wholesale Business” shall have the meaning set forth in the recitals to this Agreement.

ddddd)	“Wholesale Customer List” shall have the meaning set forth in Section 4.9(a) of this Agreement.

eeeee)	“Wholesale Customers” shall have the meaning set forth in the recitals to this Agreement.

fffff)	“Wholesale EBITDA” shall have the meaning set forth in Section 4.19(a) of this Agreement.

ggggg)	“Wholesale Employees” shall have the meaning set forth in Section 4.21(a) of this Agreement.

hhhhh)	“Wholesale Financial Data” shall have the meaning set forth in Section 4.19(b) of this Agreement.

iiiii)	“Wholesale Stores” shall have the meaning set forth in the recitals to this Agreement.

Section 12.2 Rules of Construction.  Unless the context otherwise clearly indicates, in this Agreement:

a)   the singular includes the plural;

b)   “includes” and “including” are not limiting;

c)    “may not” is prohibitive and not permissive; and

d)   “or” is not exclusive.

Execution Version

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Fees and Expenses.  All fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs, except as specifically provided to the contrary herein.

Section 13.2 Entire Agreement; Amendments and Modifications. This Agreement, together with the Schedules and Exhibits attached hereto and the documents referred to herein, including, without limitation, the Related Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including (i) that certain memorandum of understanding, dated August 26, 2008, by and between the parties, and (ii) that certain side letter, dated September 10, 2008, by and between the parties.  This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by both parties hereto expressly stating that such instrument is intended to amend, modify or supplement this agreement.

Section 13.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

If to Purchaser, to:

C&S Wholesale Grocers, Inc.
7 Corporate Drive
Keene, NH 03431
Attn:  Richard B. Cohen, Chief Executive Officer
Telephone:  (603) 354-4601
Facsimile:  (603) 354-4692

With a copy to:

General Counsel
C&S Wholesale Grocers, Inc.
7 Corporate Drive
Keene, NH 03431
Telephone:  (603) 354-5885
Facsimile:  (603) 354-4694

if to the Seller Companies, to:

The Penn Traffic Company
1200 State Fair Boulevard
Syracuse, NY 13221
Attn:  Gregory J. Young, Chief Executive Officer
Telephone:  (315) 461-2382
Facsimile:  (315) 461-2474

Execution Version

With a copy to:

General Counsel
The Penn Traffic Company
1200 State Fair Boulevard
Syracuse, NY 13221
Telephone:  (315) 461-2347
Facsimile:  (315) 461-2532

Section 13.4  Further Assurances.  Following the Closing, the Seller Companies and Purchaser shall provide reasonable assistance to and cooperation with the other party to the extent reasonably requested by the other party (i) to facilitate the preparation by the other party of required tax returns or in connection with any audit, claim or a refund or proceeding relating thereto, (ii) the investigation, litigation or final disposition of any claim that may be made against the other party on account of the operation of the Wholesale Business, (iii) the preparation by the other party of materials necessary for any audit or examination, (iv) in order to facilitate or better effect the transactions contemplated herein, or (v) any similar business purpose.  The party requesting such assistance and cooperation shall reimburse the other party for all out-of-pocket expenses incurred in providing such assistance and cooperation but shall not be required to pay any salaries or fees of the other party’s personnel providing such cooperation.

Section 13.5  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

Section 13.6  Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by both parties and delivered to the other party.  For purposes of this Agreement, facsimile signatures shall be sufficient and binding on the parties hereto.

Section 13.7  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party hereto.  Notwithstanding the preceding sentence, Purchaser may assign any or all of its rights and obligations hereunder to an affiliate of Purchaser without the consent of Seller.  Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns, as well as any transferee of all or substantially all of the assets of a party.

Section 13.8  Severability.  Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Execution Version

Section 13.9  Injunctions/Orders.  In the event that any temporary, interim or other non-final injunction, order or decree is issued by a court of competent jurisdiction which restrains, prohibits or limits consummation of the transactions contemplated hereby at Closing, both parties shall use their reasonable efforts to have such injunction, order or decree lifted, rescinded or revoked as soon as possible.

Section 13.10 Survival of Representations and Warranties.  All representations and warranties of the Seller Companies and Purchaser made herein shall survive until  February 15, 2011; provided, however, that the representations and warranties in Sections 4.8, 4.20 and 4.21 shall survive and remain in full force and effect until the expiration of the applicable statutes of limitation relating thereto.  Each representation and warranty of Penn Traffic and Purchaser made under the Transition Services Agreement shall survive and remain in full force and effect until the date that Penn Traffic provides the last Transition Service to Purchaser to which such representation and warranty related under the terms of the Transition Services Agreement.

Section 13.11 Survival of Covenants.  The covenants contained in this Agreement and the Transition Services Agreement shall survive in accordance with their terms.

Section 13.12  Headings.  The article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 13.13  No Third-Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of Seller and Purchaser and their permitted successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon an other person any legal or equitable right, benefit or remedy of any nature whatsoever, including, but not limited, the Wholesale Customers or the Wholesale Employees.

Section 13.14  Specific Performance.  Each of the parties agrees that the other parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to seek to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

Execution Version

IN WITNESS WHEREOF, the Seller Companies and Purchaser have caused this Asset Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SELLER COMPANIES:

THE PENN TRAFFIC COMPANY

By:
Name:
Title:

BIG M SUPERMARKETS, INC.

By:
Name:
Title:

PURCHASER:

C&S WHOLESALE GROCERS, INC.

By:
Name:
Title:

LIST OF EXHIBITS

Exhibit A – Executed Copy of Restated Supply Agreement (*Previously filed as Exhibit 10.1 to the registrant's Quarterly Report filed on December 11, 2008)

Exhibit B – Executed Copy of Inventory Agreement (*Unexecuted copy previously filed as part of Exhibit 10.1 to the registrant's Quarterly Report filed on December 11, 2008)

Exhibit C – Form of Transition Services Agreement

Exhibit D – Form of 3PL Agreement

Exhibit E – Form of GM/HBC Amendment

Exhibit F – Form of IP Assignment

Exhibit G – Form of IP License

Exhibit H – Form of Bill of Sale

Exhibit I –  Form of Assignment and Assumption Agreement

Exhibit J –  Form of Seller’s Opinion of Counsel

Exhibit K –  Form of First Amendment to Amended and Restated Penn Traffic Company Supply Agreement

Exhibit L –  Form of Purchaser’s Opinion of Counsel

Execution Version

E-1

LIST OF SCHEDULES

Schedule 1.2(a) – List of Assumed Contracts

Schedule 1.2(b) – List of Equipment

Schedule 1.2(f) – List of Intellectual Property

Schedule 1.2(h) – Calculation of Interim AR Balance

Schedule 1.2(i) – List of Specifically Acquired Assets

Schedule 1.3(c) – List of Customer Sandwich Leases

Schedule 1.3(k) – List of Specifically Excluded Assets

Schedule 2.1(f) – List of Security Deposits

Schedule 2.1(g) – List of Purchase Rebates

Schedule 2.1(h) – List of Specifically Assumed Liabilities

Schedule 2.2(i) – List of Specifically Excluded Liabilities

Schedule 3.3(a)(i) – New Customer Leads

Schedule 3.3(a)(ii) – True-Up Calculation

Schedule IV – Seller Disclosure Schedule:

Section 4.5 – List of Third Party Consents (including Material Third Party Consents)

Section 4.9(a) – List of Wholesale Customers (with pricing and/or fee schedules)

Section 4.9(b) – List of Customer Supply Agreements

Section 4.9(c) – List of Customer License Agreements

Section 4.9(d) – List of Customer Security Agreements and Customer UCC Filings

Section 4.9(e) – List of Customer Guarantees

Section 4.9(g) – List of Customer Notes

Section 4.9(h) – List of Customer ROFR Agreements

Section 4.9(j) – List of Customer Disputes

Execution Version

S-1

Section 4.14 – List of Claims, Litigation, Disputes

Section 4.16 – List of Licenses and Permits

Section 4.17 – Trip Expense

Section 4.19(a) – Adjusted Wholesale P&L Statement

Section 4.19(b) – Financial Items

Section 4.21(a) – List of Wholesale Employees

Section 4.21(d) – Description of Severance Policies and Agreements

Schedule 8.8(b) – List of Bad Debt Customers

Schedule 8.8(c) – List of Historical Collection Steps

Execution Version

S-2